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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Life Time Fitness, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑ No fee required.
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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

LIFE TIME FITNESS, INC.
Life Time Fitness, Inc.
2902 Corporate Place
Chanhassen, Minnesota 55317
(952) 947-0000
March 6, 2008
Dear Shareholder:
     You are cordially invited to attend the annual meeting of shareholders to be held at the Life Time Fitness, Inc. Corporate Office, 2902 Corporate Place, Chanhassen, Minnesota 55317, commencing at 1:00 p.m., central time, on Thursday, April 24, 2008.
     The Secretary’s notice of annual meeting and the proxy statement that follow describe the matters to come before the meeting. During the meeting, we also will review the activities of the past year and items of general interest about our company.
     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the annual meeting. You may revoke the proxy and vote in person at that time if you so desire.

Sincerely,

Bahram Akradi
Chairman of the Board of Directors and Chief Executive Officer

VOTING METHODS
     The accompanying proxy statement describes important issues affecting Life Time Fitness, Inc. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You also may revoke your proxy any time before the annual meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:
1.	BY TELEPHONE
a.	On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, seven days a week, until 12:00 p.m. (CT) on April 23, 2008.

b.	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number.

c.	Follow the simple instructions provided.
2.	BY INTERNET
a.	Go to the web site at http://www.eproxy.com/LTM/, 24 hours a day, seven days a week, until 12:00 p.m. (CT) on April 23, 2008.

b.	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number and create an electronic ballot.

c.	Follow the simple instructions provided.
3.	BY MAIL (if you vote by telephone or Internet, please do not mail your proxy card)
a.	Mark, sign and date your proxy card.

b.	Return it in the enclosed postage-paid envelope.
     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held April 24, 2008.
The following materials, also included with this Notice, are available for view on the Internet:
         Proxy Statement for the 2008 Annual Meeting of Shareholders

         Annual Report on Form 10-K for the year ended December 31, 2007

         2007 Annual Report to Shareholders
To view the Proxy Statement, Annual Report on Form 10-K and 2007 Annual Report to Shareholders, visit www.lifetimefitness.com/2008shareholdermeeting.
Your vote is important. Thank you for voting.

LIFE TIME FITNESS, INC.

Notice of Annual Meeting of Shareholders
to be held on April 24, 2008

     The annual meeting of shareholders of Life Time Fitness, Inc. will be held at the Life Time Fitness, Inc. Corporate Office, 2902 Corporate Place, Chanhassen, Minnesota 55317, commencing at 1:00 p.m., central time, on Thursday, April 24, 2008 for the following purposes:
1.	To elect a board of directors of seven directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

3.	To approve the Life Time Fitness, Inc. Executive Cash Bonus Plan;

4.	To approve the amendment and restatement of the Life Time Fitness, Inc. 2004 Long Term Incentive Plan; and

5.	To transact other business that may properly be brought before the meeting.
     Our board of directors has fixed February 26, 2008 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.
     Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card or to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided. The proxy may be revoked by you at any time prior to being exercised, and voting your proxy by telephone or through the Internet or returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

Eric J. Buss
Secretary
Chanhassen, Minnesota
March 6, 2008

PROXY STATEMENT

GENERAL INFORMATION
     The enclosed proxy is being solicited by our board of directors for use in connection with the annual meeting of shareholders to be held on Thursday, April 24, 2008 at the Life Time Fitness, Inc. Corporate Office, 2902 Corporate Place, Chanhassen, Minnesota 55317, commencing at 1:00 p.m., central time, and at any adjournments thereof. Our telephone number is (952) 947-0000. The mailing of this proxy statement and our board of directors’ form of proxy to shareholders will commence on or about March 7, 2008.
Record Date
     Only shareholders of record at the close of business on February 26, 2008 will be entitled to vote at the annual meeting or adjournment. At the close of business on the record date, we had 39,155,468 shares of our common stock outstanding and entitled to vote.
Voting of Proxies
     Proxies voted by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, or in the accompanying form that are properly signed and duly returned to us, and not revoked, will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to one of our officers of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.
Shareholder Proposals
     As stated in last year’s proxy dated March 7, 2007, shareholder proposals to be presented at this year’s annual meeting of shareholders were due at our principal executive office by November 8, 2007. No such proposals were received. We must receive shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2009 that are requested to be included in the proxy statement for that meeting at our principal executive office no later than November 6, 2008. We must receive any other shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2009 at our principal executive office no later than January 24, 2009.
Quorum
     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.
Vote Required
     Election of Directors. The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the meeting and entitled to vote is required for the election to the board of directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors.
     Other Proposals. The affirmative vote of the holders of the greater of (1) a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is required for approval of each other proposal presented in this proxy statement. A shareholder who abstains with respect to a proposal will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) is not deemed to be present in person or by proxy for the purpose of determining whether a proposal has been approved. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the approval of the amendment and restatement of our 2004 Long Term Incentive Plan. Because brokers may not vote “unvoted” shares on behalf of their customers for such “non-routine” matters, it is critical that shareholders vote their shares.

Adjournment of Meeting
     If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.
Expenses of Soliciting Proxies
     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mail, certain directors, officers and regular employees may solicit proxies by telephone or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Composition of our Board of Directors
     Our bylaws provide that our business will be managed by or under the direction of a board of directors. The number of directors constituting our board of directors is determined from time to time by our board of directors and currently consists of seven members. Each director will be elected at the annual meeting to hold office until the next annual shareholders meeting or the director’s resignation or removal. Our governance and nominating committee has nominated the seven persons named below for election as directors. Proxies solicited by our board of directors will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire board of directors.
Directors and Director Nominees
     All of the nominees named below are current directors of our company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee selected by the governance and nominating committee.
     The following table sets forth certain information regarding each director nominee:

Name	Age	Position
Bahram Akradi	46	Chairman of the Board of Directors and Chief Executive Officer

Giles H. Bateman	63	Director

James F. Halpin	57	Director

Guy C. Jackson	65	Director

John B. Richards	59	Director

Stephen R. Sefton	52	Director

Joseph H. Vassalluzzo	60	Director
     Bahram Akradi founded our company in 1992 and has been a director since our inception. Mr. Akradi was elected Chief Executive Officer and Chairman of the Board of Directors in May 1996. Mr. Akradi also served as the President of our company from 1992 until December 2007. Mr. Akradi has over 24 years of experience in healthy way of life initiatives. From 1984 to 1989, he led U.S. Swim & Fitness Corporation as its co-founder and Executive Vice President. Mr. Akradi was a founder of the health and fitness Industry Leadership Council.
     Giles H. Bateman was elected a director of our company in March 2006. Mr. Bateman was one of four co-founders of Price Club in 1976 and served as Chief Financial Officer and Vice Chairman there until 1991. Mr. Bateman served as non-executive chairman of CompUSA Inc., a publicly traded retailer of computer hardware, software, accessories and related products, from 1994 until he retired in 2000. Mr. Bateman serves as a director, and the chair of the audit committee, of WD-40 Company, and a director and member of the audit committee of United Pan Am Financial Corporation. He also serves as a director of three private companies.
     James F. Halpin was elected a director of our company in February 2005. Mr. Halpin started his own private investment firm after he retired in March 2000 as President, Chief Executive Officer and a director of CompUSA Inc., a publicly traded retailer of computer hardware, software, accessories and related products, which he had been with since May 1993. Mr. Halpin is also a director of Marvel Entertainment, Inc.
     Guy C. Jackson was elected a director of our company in March 2004. In June 2003, Mr. Jackson retired from the accounting firm of Ernst & Young LLP after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, Mr. Jackson served as the audit partner on numerous public companies in Ernst & Young’s New York and Minneapolis offices. He also serves as a director, and the chair of the audit committee, of the following public companies: Cyberonics, Inc., Digi International Inc., EpiCept Corporation and Urologix, Inc.
     John B. Richards was elected a director of our company in October 2006. Mr. Richards most recently served as the president and chief executive officer of Elizabeth Arden Red Door Spa Holdings from October 2001 until May 2006. Elizabeth Arden Red Door Spa Holdings is an operator of nationwide prestige salons and day spas that operate under the Red Door Spas — Elizabeth Arden and Mario Tricoci brand names. Mr. Richards has also held senior leadership and management positions at Four Seasons Hotels Inc., Starbucks Coffee Company, Royal Viking Line, McKinsey & Company and The Procter & Gamble Company.
     Stephen R. Sefton was elected a director of our company in May 1996. Mr. Sefton is the President of Clearwater Equity Group, Inc., a private equity investment firm he founded in 1997. From 1986 through 1997, Mr. Sefton was a full-time partner with Norwest Equity Partners, an investment firm. From 1997 through 2006, Mr. Sefton had a part-time partner role with Norwest Equity Partners where he oversaw the management of several investments held by Norwest Equity Partners, including its investment in our company. Prior to 1986, Mr. Sefton spent nine years in commercial and investment banking. Mr. Sefton is also a member of the board of directors of four private companies.
     Joseph S. Vassalluzzo was elected a director of our company in October 2006. Mr. Vassalluzzo has been an independent advisor to retail organizations, with a primary emphasis on real estate, since August 2005. From 1989 until August 2005, Mr. Vassalluzzo held executive and senior leadership positions with Staples, Inc., an office products retailer. Previously, Mr. Vassalluzzo held management, sales, operations and real estate positions with Mobile Corp., Amerada Hess Corp. and American Stores Company. Mr. Vassalluzzo is the Non-Executive Chairman of the Board of Trustees of Federal Realty Investment Trust, a publicly held real estate investment trust. He also is a director of Commerce Bancorp and iParty Corporation.
     None of the above nominees is related to each other or to any of our executive officers.
Board of Directors Meetings and Attendance
     Our board of directors held eight meetings during fiscal year 2007. During fiscal year 2007, each director attended at least 87% of the aggregate number of the meetings of our board of directors and of the board committees on which he serves.
Director Independence
     Our board of directors reviews at least annually the independence of each director. During these reviews, our board of directors considers transactions and relationships between each director (and his immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. In February 2008, our board of directors conducted its annual review of director independence and determined that no transactions or relationships existed that would disqualify any of our directors under New York Stock Exchange rules or require disclosure under Securities and Exchange Commission rules, with the exception of Mr. Akradi, who is also our Chief Executive Officer. Based on a review of information provided by the directors and other information we reviewed, our board of directors concluded that none of our non-employee directors have any relationship with our company other than as a director or shareholder of our company. Based upon that finding, our board of directors determined that Messrs. Bateman, Halpin, Jackson, Richards, Sefton and Vassalluzzo are “independent.”
     Stephen R. Sefton is the independent director who chairs the executive sessions of the non-management members of our board of directors. Mr. Sefton has served as the chair of executive sessions of the board of directors since April 2004. During 2007, our board of directors held an executive session of the non-management members of our board of directors after five of the eight meetings.
     Interested parties may communicate directly with Mr. Sefton, the independent director who chairs the executive sessions individually, or the non-management members of our board of directors as a group, by mail addressed to the attention of Mr. Sefton as executive session chair or the non-management members of our board of directors as a group c/o General Counsel, Life Time Fitness, Inc., 2902 Corporate Place, Chanhassen, MN 55317. Our General Counsel will review all communications and then forward them to the appropriate director or directors on a periodic basis. The board of directors has instructed our General Counsel to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the board’s consideration.
Committees of Our Board of Directors
     Our board of directors has an audit committee, a compensation committee, a governance and nominating committee and a finance committee. The charters for our audit committee, compensation committee, governance and nominating committee and finance committee are available on the Corporate Governance section of the Investor Relations page on our website at www.lifetimefitness.com.
Audit Committee.
     Our audit committee consists of Messrs. Jackson (Chair), Bateman and Sefton. The functions of the audit committee include oversight of the integrity of our consolidated financial statements, our internal controls, our compliance with legal and regulatory requirements and the performance, qualifications and independence of our independent auditors. Our audit committee is directly responsible (subject to stockholder ratification) for the appointment of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. Our audit committee is also responsible for the retention, compensation, evaluation, termination and oversight of our independent auditors. The purpose and responsibilities of our audit committee are set forth in the Audit Committee Charter approved by our board of directors and most recently amended on December 13, 2007. Our audit committee held six meetings in fiscal year 2007.
     Our board of directors has determined that all members of our audit committee are “independent,” as defined in Section 10A of the Securities Exchange Act of 1934 and pursuant to the rules of the New York Stock Exchange, and that each member of our audit committee also qualifies as an “audit committee financial expert,” as defined by applicable regulations of the SEC. Our board of directors has also determined that Mr. Jackson’s service on the audit committees of four other public companies does not impair his ability to effectively serve on our audit committee.
Compensation Committee.
     For the fiscal year ended December 31, 2007, our compensation committee consisted of Messrs. Halpin (Chair), Bateman and Richards. The functions of the compensation committee include reviewing and approving the goals and objectives relevant to compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation. Our compensation committee also approves and makes recommendations to our board with respect to compensation of other executive officers, incentive-compensation plans and equity-based plans. Our compensation committee also makes recommendations to the board with respect to changes in director compensation, if any. The purpose and responsibilities of our compensation committee are set forth in the Compensation Committee Charter approved by our board of directors and most recently amended on December 13, 2006. Our compensation committee held six meetings in fiscal year 2007. On December 13, 2007, our board approved the composition of our compensation committee for the 2008 fiscal year, which will consist of Messrs. Halpin (Chair), Richards and Vassalluzzo.
Governance and Nominating Committee.
     For the fiscal year ended December 31, 2007, our governance and nominating committee consisted of Messrs. Sefton (Chair), Jackson and Richards. The functions of the governance and nominating committee include identifying individuals qualified to become members of our board and overseeing our corporate governance principles. Our governance and nominating committee also performs the evaluation of the Chief Executive Officer and reviews his process for the evaluation of the members of the senior management team. The purpose and responsibilities of our governance and nominating committee are set forth in the Governance and Nominating Committee Charter approved by our board of directors and most recently amended on December 13, 2007. Our governance and nominating committee held three meetings in fiscal year 2007. On December 13, 2007, our board appointed Mr. Richards as chair of our governance and nominating committee for the 2008 fiscal year.
Finance Committee.
     Our finance committee consists of Messrs. Bateman (Chair), Akradi, Halpin, Sefton and Vassalluzzo. The functions of the finance committee include reviewing and providing guidance to our board of directors and our company’s management about all major financial policies of our company, including capital structure, investor relations, capital planning and modeling of our company’s long-term plans, annual budgets, treasury management, and insurance and risk management, unless otherwise reviewed by our board of directors or audit committee. In addition, the finance committee reviews and approves proposed investments, including all sites for center development, ventures, mergers, acquisitions and divestitures, as well as any borrowings and indebtedness of our company or guarantees of indebtedness by our company in excess of $5 million. The purpose and responsibilities of our finance committee are set forth in the Finance Committee Charter approved by our board of directors and most recently amended on December 13, 2007. Our finance committee held twelve meetings in fiscal year 2007.
Corporate Governance Guidelines
     In December 2004, our board of directors adopted Corporate Governance Guidelines. These guidelines were most recently amended and approved by the board on December 13, 2007. The guidelines are available on the Corporate Governance section of the Investor Relations page on our website at www.lifetimefitness.com.
Code of Business Conduct and Ethics
     We have adopted the Life Time Fitness, Inc. Code of Business Conduct and Ethics, which applies to all of our employees, directors, agents, consultants and other representatives. The Code of Business Conduct and Ethics includes particular provisions applicable to our senior financial management, which includes our chief executive officer, chief financial officer, controller and other employees performing similar functions. A copy of our Code of Business Conduct and Ethics is available on the Corporate Governance section of the Investor Relations page on our website at www.lifetimefitness.com. We intend to post on our website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to any director or officer, including our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions, promptly following the date of such amendment or waiver.
Corporate Governance Documents Available on Our Website
     Copies of our key corporate governance documents are available on the Investor Relations page of our website at www.lifetimefitness.com. The charters for our audit committee, compensation committee, governance and nominating committee and finance committee, as well as copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are available on our website. In addition, any shareholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to Investor Relations, Life Time Fitness, Inc., 2902 Corporate Place, Chanhassen, MN 55317.
Director Qualifications
     Candidates for director nominees are reviewed in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our shareholders. The governance and nominating committee will consider, at a minimum, the following factors in recommending to our board of directors potential new members, or the continued service of existing members, in addition to other factors it deems appropriate based on the current needs and desires of our board of directors:
•	demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; sufficient time to devote to our affairs; high-level managerial experience; and financial literacy;

•	whether the member/potential member is subject to a disqualifying factor, such as, relationships with our competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

•	the member’s/potential member’s independence and ability to serve on our committees;

•	whether the member/potential member assists in achieving a mix of members that represents a diversity of background and experience;

•	whether the member/potential member, by virtue of particular experience, technical expertise or specialized skills, will add specific value as a member;

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service;

•	experience in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; and

•	whether the member/potential member has a general appreciation regarding major issues facing publicly traded companies of a size and scope similar to us.

Director Nomination Process
     Our governance and nominating committee selects nominees for directors pursuant to the following process:
•	the identification of director candidates by our governance and nominating committee based upon suggestions from current directors and senior management, recommendations by shareholders and/or use of a director search firm;

•	a review of the candidates’ qualifications by our governance and nominating committee to determine which candidates best meet our board of directors’ required and desired criteria;

•	interviews of interested candidates among those who best meet these criteria by the chair of the governance and nominating committee, the chair of our board of directors and certain other directors;

•	a report to our board of directors by our governance and nominating committee on the selection process; and

•	formal nomination by our governance and nominating committee for inclusion as a director nominee at the annual meeting of shareholders or appointment by our board of directors to fill a vacancy during the intervals between shareholder meetings.
     Our governance and nominating committee will reassess the qualifications of a director, including the director’s past contributions to our board of directors and the director’s attendance and contributions at board of directors and board committee meetings, prior to recommending a director for reelection to another term.
     Shareholders who wish to recommend individuals for consideration by our governance and nominating committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our governance and nominating committee, c/o General Counsel, 2902 Corporate Place, Chanhassen, MN 55317. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our governance and nominating committee and to serve if elected by our board of directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws.
Compensation Committee Interlocks and Insider Participation
     During 2007, Messrs. Bateman, Halpin and Richards served as the members of our compensation committee. No executive officer serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has any of its executive officers serving as a member of our board of directors or compensation committee.
Attendance at Annual Meeting
     Our board of directors encourages each of its members to attend all annual meetings of shareholders that occur during a member’s service on our board of directors. Four members of our board of directors attended our 2007 annual meeting of shareholders.
Communication with our Board of Directors
     All interested parties, including our shareholders, may contact our board of directors by mail addressed to the attention of our board of directors, all independent directors or a specific director identified by name or title c/o General Counsel, Life Time Fitness, Inc., 2902 Corporate Place, Chanhassen, MN 55317. Our General Counsel will review all communications and then forward them to the appropriate director or directors on a periodic basis. The board of directors has instructed our General Counsel to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the board’s consideration.
     Our board of directors recommends that the shareholders vote for the election of each of the seven nominees listed above to constitute our board of directors.

PROPOSAL NO. 2 –
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of Deloitte & Touche LLP and its affiliates (“Deloitte & Touche”) has been our independent registered public accounting firm since 2002. Our audit committee has selected Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to ratification by our shareholders. While it is not required to do so, our audit committee is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
     A representative of Deloitte & Touche will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.
Fees
     The following table presents the aggregate fees for professional services provided by Deloitte & Touche in fiscal year 2007 and 2006:

	Fiscal Year	Fiscal Year
Description of Fees	2007 Amount	2006 Amount
Audit Fees	$700,400	$641,895
Audit-Related Fees	129,510	105,525

Total Audit and Audit-Related Fees	829,910	747,420
Tax Fees	157,500	171,890

Total	$987,410	$919,310

Audit Fees.
     The audit fees set forth above consist of fees for audit services in connection with Deloitte & Touche’s review of our interim consolidated financial statements for the first three quarters of each fiscal year. The audit fees also include fees for the audit of our annual consolidated financial statements and our internal control over financial reporting.
Audit-Related Fees.
     The audit-related fees set forth above consist of fees for the audits of our employee benefit plan. Audit-related fees also include fees related to accounting consultations and certain agreed-upon procedures. For the fiscal year ended December 31, 2007, the audit-related fees also include audit fees incurred for the filing of a registration statement in connection with a public offering of common stock in August 2007.
Tax Fees.
     The tax fees set forth above consist of fees for the preparation of original and amended tax returns, tax planning and analysis services and assistance with tax audits. Of the fees set forth above, Deloitte & Touche billed $123,000 and $101,000 for tax preparation and compliance services and $34,500 and $70,890 for other tax-related items during 2007 and 2006, respectively.
Approval of Independent Registered Public Accounting Firm Services and Fees
     The Audit Committee Charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent registered public accounting firm’s independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the heading Tax Fees were pre-approved by our audit committee.

     Our board of directors recommends that the shareholders vote for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
AUDIT COMMITTEE REPORT
     The role of our audit committee, which is composed of three independent non-employee directors, includes oversight of the integrity of our company’s consolidated financial statements, our internal controls, our company’s compliance with legal and regulatory requirements and the performance, qualifications and independence of our independent auditors. In performing our oversight function, we rely upon advice and information received in our discussions with management and the independent registered public accounting firm.
     We have (a) reviewed and discussed our company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 with management; (b) discussed with our company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (PCAOB Interim Auditing Standard AU Section 380,  Communication with Audit Committees), regarding communication with audit committees; and (c) received the written disclosures and the letter from our company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with our company’s independent registered public accounting firm their independence.
     Based on the review and discussions with management and our company’s independent registered public accounting firm referred to above, we recommended to our company’s board of directors that our audited consolidated financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

Guy C. Jackson, Chair
Giles H. Bateman
Stephen R. Sefton
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
     We operate distinctive and large, multi-use sports and athletic, professional fitness, family recreation and resort and spa centers and we focus on providing our members and customers with products and services at a compelling value in the areas of exercise, education and nutrition. We participate in the large and growing U.S. health and wellness industry, which we define to include health and fitness centers, fitness equipment, athletics, physical therapy, wellness education, nutritional products, athletic apparel, spa services and other wellness-related activities. For compensation purposes, we currently compare our company against the hotel, restaurant and leisure global industry as well as the larger consumer services global industry.
     Our compensation committee, which is composed of three independent, non-employee directors, discharges our board of directors’ responsibilities with respect to all forms of compensation of our company’s executive officers and oversight of our company’s compensation plans. The purpose of this discussion and analysis is to summarize the philosophical principles, compensation decision-making process, specific program elements and other factors we considered in making decisions about executive compensation during fiscal year 2007.
     The compensation committee has the authority to retain outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Compensation Philosophy
     We believe that the quality, ability and commitment of our executive officers are significant factors contributing to the proper leadership of our company and driving shareholder value for our company. Our executive compensation goals are to:
•	attract, retain and motivate qualified talent;

•	motivate executives to improve the overall performance of our company and reward executives when our company achieves specific measurable results;

•	encourage accountability by determining salaries and incentive awards based on the company’s collective performance and contribution;

•	ensure compensation levels are externally competitive and create internal pay equity among executives; and

•	align our executives’ long-term interests with those of our shareholders.
Compensation Determination Process
     Our company uses a variety of compensation elements to achieve our compensation philosophy, including primarily base salary, annual bonuses and long-term incentive equity awards. The compensation committee does not use a specific formula to set compensation elements under each component, but instead attempts to achieve the appropriate balance between short-term cash compensation and long-term equity compensation and to reflect the level of responsibility of the executive officer. The factors the compensation committee considers when determining each compensation element and when considering a material increase or decrease in a compensation element include, but are not limited to, the following:
•	the executive’s current total compensation and the appropriate portion of the total compensation that should be performance-based;

•	the executive’s performance as it impacts the overall performance of our company;

•	validation that compensation levels are externally competitive and create internal pay equity among executives that have similar levels of overall contribution to our company;

•	the qualifications of the executive and his potential for development and performance in the future;

•	whether the total compensation is generally equivalent to the executive pay level for comparable jobs at similar companies and the financial performance of those companies relative to ours;

•	the application of our philosophy of retention and motivation, accountability and alignment with shareholder interests;

•	the strategic goals and responsibilities for which the executive has responsibility; and

•	the recommendations of the Chief Executive Officer (except with respect to his own compensation).
     Annually, the compensation committee reviews the executive compensation program in connection with our company’s merit review and compensation plan process, which typically concludes on or about March 1 for a fiscal year. In general, the compensation committee begins this review process by determining the total cash compensation to be paid to an executive based on a review of the executive pay level for comparable jobs at similar companies, as described below, and the financial performance of those companies relative to ours, in addition to considering the other factors listed above. After the total cash compensation has been determined, our compensation committee allocates one-third of that amount to performance-based compensation to reflect the committee’s belief that this amount should be incentive compensation. The difference between the total cash compensation and potential annual bonus portion, or the performance-based cash portion, of total cash compensation is the executive’s base salary, which is also established by considering the other factors listed above. The compensation committee then uses total cash compensation as a basis to establish long-term incentive equity awards, as well as the long-term incentive equity awards being granted by similar companies, while also considering the other factors listed above.
     Our compensation committee engaged the services of Pearl Meyer & Partners in late 2006 and instructed them to provide a competitive assessment of our total cash compensation and long-term incentive elements and review our company’s long-term incentive compensation element in order to assist in the development of a forward-looking strategy. As part of this study, Pearl Meyer & Partners compared our base salary, annual bonuses and long-term incentive award elements primarily against two updated peer groups. The first peer group was composed of 13 publicly traded companies within the hotels, restaurant and leisure global industry classification that each had similar size, revenues and market capitalization as compared to our company. The companies selected to be a part of this peer group were Bally Total Fitness Holding Corporation, CEC Entertainment Inc., Cedar Fair, L.P., Chipotle Mexican Grill, Inc., IHOP Corporation, International Speedway Corporation, Panera Bread Company, Pinnacle Entertainment, Inc., Sonic Corporation, Speedway Motorsports, Inc., Texas Roadhouse, Inc., Town Sports International Holdings, Inc. and Vail Resorts, Inc. The second peer group was composed of 11 publicly traded companies from the consumer services global industry classification, each with similar size or market capitalization to revenue ratios as compared to our company. The companies selected to be a part of this peer group were Bally Total Fitness Holding Corporation, Cedar Fair, L.P., International Speedway Corporation, ITT Educational Services, Inc., Jackson Hewitt Tax Service, Inc., Panera Bread Company, Pinnacle Entertainment, Inc., Sotheby’s, Speedway Motorsports, Inc., Town Sports International Holdings, Inc. and Vail Resorts Inc. The compensation committee considered this information, in addition to the factors described above, when determining the long-term incentives payable to our executives in fiscal 2006.
     In connection with the compensation applicable to our 2007 fiscal year for executives, the compensation committee reviewed the base salary, annual bonuses and long-term incentive equity award elements and levels for our executives. The compensation committee compared the general level of our company’s executive base salary, annual bonus and long-term incentive equity award compensation elements against the group of other publicly held companies, previously identified in 2006 by Pearl Meyer & Partners and listed above, that were generally similar to ours in growth-rate, market capitalization and financial performance. The compensation committee considered this information in addition to the other factors described above when determining the base salary, annual bonus and long-term incentive equity award levels to be paid to our executives for fiscal 2007.
     For fiscal 2008, we engaged the services of Pearl Meyer & Partners to assess our total cash compensation and long-term incentive elements. We plan to target total cash compensation and equity within the range of or slightly above the median of the general and industry peer groups identified by Pearl Meyer & Partners given that our company has, on average, provided a higher total return to shareholders and had higher net income growth than most of the peer group companies during the previous two years. Our compensation committee expects to approve 2008 compensation levels on or about March 14th again this year. In connection with their upcoming decisions, our Chief Executive Officer has requested that he forego his cash compensation for 2008 and instead receive his entire 2008 compensation in the form of restricted stock to show his confidence in the value of our company.
     Management Participation. Members of executive management participate in the compensation committee’s meetings at the committee’s request. Management’s role is to contribute input and analysis to the committee’s discussions. Management does not participate in the final determination or recommendation of the amount or form of executive compensation, except that our Chief Executive Officer does participate in the final recommendation, but not determination, of the amount and form of compensation to be paid to all other members of executive management.
     Use of Consultants. From time to time and as noted above, the compensation committee uses outside compensation consultants to assist it in analyzing our company’s compensation programs and determining appropriate levels of compensation and benefits. The decision to retain consultants and, if so, which consultants to retain, is made solely by the compensation committee.
Executive Compensation Elements
     Our company’s executive compensation package consists of base salary, annual bonuses, long-term incentive awards, other compensation, a deferred compensation plan and severance and change in control benefits.
Base Salary
•	Purpose. Our base salaries are designed to provide regular recurring compensation for the fulfillment of the regular duties and responsibilities associated with job roles. We also use base salaries as an important part of attracting and retaining talented executives.

•	Structure; Determination Process; Factors Considered. The compensation committee generally establishes base salaries for executives after first determining the executive’s total cash compensation amount and the portion of the total cash compensation amount that will be an annual bonus opportunity, with the difference being the executive’s base salary. The compensation committee then may adjust the executive’s base salary based on a consideration of the factors outlined under

“Compensation Determination Process” in making its decisions. The compensation committee reviews base salaries annually.

•	2007 Results. For fiscal year 2007, the compensation committee determined that the total cash compensation and base salary amount being paid to Mr. Akradi should be increased, after remaining unchanged in the 2006 fiscal year. Such increase was approved to keep the total cash compensation and base salary amounts paid to Mr. Akradi slightly above the median range of total cash compensation and base salary amounts being paid by the two peer groups described above. An increase was then made from that benchmark due to the fact that our company has, on average, provided a higher total return to shareholders and had higher net income growth than such peer group companies. Accordingly, a total cash compensation increase of 9.8%, including a base salary increase of 7.8%, was granted for fiscal 2007 to Mr. Akradi.

For fiscal year 2007, the compensation committee determined that total cash compensation comparability should exist between the positions held by Mr. Gerend, our President and Chief Operating Officer, and Mr. Robinson, our Chief Financial Officer. Even though the positions held by these executives are different, there is a significant overlap in the compensation levels for these positions based on the peer group information our compensation committee reviews, and these positions within our company entail a similar level of responsibility. The compensation committee reviewed the total cash compensation and base salary amounts being paid to Mr. Gerend and Mr. Robinson against the median range of total cash compensation and base salary amounts being paid to similar positions by the previously identified peer group companies in light of their desire to keep such compensation slightly above the median of the peer group compensation. In order to achieve this, a total cash compensation increase of 11.1%, including a base salary increase of 11.6%, was granted to Mr. Gerend for fiscal 2007, after his base salary had remained unchanged in 2006. Similarly, a total cash compensation increase of 19%, including a base salary increase of 19.6%, was granted to Mr. Robinson for fiscal 2007, in order to create total cash compensation and base salary levels equal to that of Mr. Gerend, and also, slightly above the bench mark amounts being paid to similar positions by the previously identified peer group companies.

To achieve the goal of internal pay equity among certain executives, the compensation committee also believes that total cash compensation comparability should exist between the positions held by Mr. Buss, our Executive Vice President and General Counsel, and Mr. Zaebst, our Executive Vice President. When base salaries were initially set at the beginning of 2007, the compensation committee reviewed total cash compensation and base salary levels for positions similar to those of Mr. Buss and Mr. Zaebst at the peer group companies listed above. Accordingly, the compensation committee granted a 33.3% increase in total cash compensation for Mr. Buss, including a base salary increase of 34% for fiscal 2007. The compensation committee originally decreased Mr. Zaebst’s total cash compensation by 16.6%, including a base salary decrease of 16.3%, for fiscal 2007. At the time of such decrease, it was anticipated that Mr. Zaebst would experience an overall reduction in his duties and responsibilities for our company in 2007. However, as the year progressed the compensation committee determined that Mr. Zaebst did not experience a reduction in his duties and responsibilities and continued to perform at similar levels to that of Mr. Buss. Therefore, the total cash compensation and base salary of Mr. Zaebst was increased by the compensation committee during the year to make his overall compensation comparable to that of Mr. Buss.
Annual Bonuses
•	Purpose. All executive officers, as well as certain other senior and management-level employees, participate in our annual bonus program. We believe that this program provides an incentive to the participants to deliver upon the financial performance goals of our company. The financial performance goals are derived from our annual financial budget and our site business plans and based on our actual performance during the current fiscal year.

•	Structure. The compensation committee generally establishes annual bonus opportunities for executives after first determining the executive’s total cash compensation amount and then determining the proportion of the total cash compensation amount that will be an annual bonus opportunity. The compensation committee feels that individual executive performances should not be highlighted in the area of annual bonuses given the executive team’s focus on collaborative decision making and its intent to use this compensation element to link the interests of executives with our company’s bottom line. The compensation committee reviews the program annually, however, and may adjust the executive’s annual bonus opportunity based on a consideration of the factors outlined under “Compensation Determination Process” in making its decisions.

Under our annual bonus program, we provide for the payment of cash bonuses to each participant, on a monthly basis throughout the year, based upon our year-to-date performance in relation to predetermined year-to-date financial objectives. In addition, we provide for the payment of an additional cash bonus to our executives annually based upon our annual performance in relation to certain other predetermined annual financial objectives. We may withhold payout on the monthly portion of the year-to-date bonus component to offset a negative variance in the annual bonus component. Our compensation committee approves the financial objectives that are utilized for purposes of determining all bonuses and assigns “Target Bonuses” for each executive participant to create a Target Bonus approximating 33% of an executive’s total target cash compensation. The Target Bonus amount is prorated on a year-to-date basis to determine the monthly portion of the year-to-date cash bonus payout and the full-year Target Bonus amount is used to determine the annual cash bonus opportunity at the end of a fiscal year.

Actual bonuses paid to participants are calculated based upon the relationship of our actual financial performance to budgeted financial performance on a monthly year-to-date basis. Accordingly, if actual financial performance is less than budgeted financial performance, the actual bonus paid to the participant would be proportionately less than the participant’s Target Bonus. At the same time, if actual financial performance exceeds budgeted financial performance, the actual bonus paid to the participant would proportionately exceed the participant’s Target Bonus. At all participation levels, the actual bonuses paid are based upon the relationship of actual financial performance to budgeted financial performance, on a monthly year-to-date or annual basis, as applicable. Accordingly, the total actual bonus paid to each participant could exceed the participant’s Target Bonus if actual financial performance exceeded budgeted financial performance for such participant.

•	Target Bonus and Measurement Determination Process. For fiscal year 2007, the financial objectives selected under our bonus components for all of our executives were earnings before taxes (EBT) for the year-to-date period (YTD) as compared against the Company’s 2007 financial plan. Payouts pursuant to EBT were made monthly. Additionally, the Company’s return on invested capital (ROIC) was measured on an annual basis and was compared to the Company’s 2007 financial plan. The impact of the ROIC measurement is capped at no more than a 10% increase, or decrease, as the case may be, of the total Target Bonus at the end of the fiscal year. The compensation committee feels that applying these specific financial metrics to the executive team is appropriate given the requirement that they work collectively in order to achieve top-level growth while reducing operating expenses and expenses in areas of interest, depreciation and amortization.
- EBT. EBT consists of net income plus provision for income taxes. Our company uses EBT as a measure of operating performance. The targeted EBT objective of $108.6 million set for fiscal 2007 was the same as for our company’s internal plan for EBT in fiscal 2007. We feel that the EBT objective represented an achievable but challenging goal.
-ROIC. The ROIC formula consisted of a numerator, which was defined as: EBITDA minus Maintenance Capital Expenditures plus Rent Expense minus Taxes. The denominator was defined as: Average Working Capital plus Average Fixed Assets, plus Rent Expense multiplied by 7. The targeted ROIC objective for fiscal 2007 was 10.266%. The committee exercised its discretion to adjust our actual ROIC results for the impact of unplanned acquisitions. We feel that the ROIC objective represented an achievable but challenging goal.
For fiscal 2007, the compensation committee determined that the Target Bonus opportunity, as a percentage of his total target cash compensation, available to Mr. Akradi would increase slightly from 32% for fiscal 2006 to 33% for fiscal 2007. The committee determined that the Target Bonus for all other executives should also be set at approximately 33% of their total target cash compensation based on the committee’s belief that approximately one-third of total cash compensation should be performance-based. The compensation committee made this determination in order to create Target Bonus percentage equity among all executives.

•	2007 Results. Our company achieved EBT above its target during fiscal 2007 and had ROIC that was below its target for fiscal 2007. Accordingly, executive officers earned bonuses based on the financial performance metrics that were higher than the Target bonus amounts available for the 2007 fiscal year. This was possible due to the weighted percentages applied to the financial metrics.
Long-Term Incentive Awards
•	Purpose. We believe that equity-based incentives are an important part of total compensation for our executives as well as for certain other senior and management-level employees. We believe that this type of compensation creates the proper incentive for management and aligns the interests of our management with the interests of our shareholders. The compensation committee views the grant of equity-based compensation and other like awards to be a key component of its overall compensation program.

•	Structure; Determination Process; Factors Considered. The Life Time Fitness, Inc. 2004 Long-Term Incentive Plan, referred to as the 2004 Plan, allows our company to issue incentive or non-qualified stock options, restricted stock, stock units, performance stock units and/or other cash or equity-based incentive awards. The terms of our 2004 Plan dictate that award re-pricing cannot occur without shareholder approval and that awards cannot be granted with exercise prices below fair market value. To date, the compensation committee, as administrator of our 2004 Plan, has granted time-based vesting and performance-based vesting stock options as well as time-based vesting and performance-based vesting restricted stock.

In general, we grant awards that as of the grant date are proportional to the executive’s total potential cash compensation for the current fiscal year, which the compensation committee believes, based on the review and analysis provided by Pearl Meyer & Partners, is the best measure to use in order to remain competitive with the equity awards being granted to executives of the companies identified as part of the peer groups identified in the “Compensation Determination Process” section. The proportion of equity to total cash compensation to be granted, as well as the actual number of shares awarded to each executive officer, is determined and approved by the compensation committee after considering the expected expense to our company in addition to the factors outlined under “Compensation Determination Process.” The compensation committee annually reviews the long-term incentive program and information relevant to approving annual awards for executive officers.

•	2007 Results. For fiscal 2007, our compensation committee determined that the executive team in place at that time should each be granted restricted shares that vest as to 25% of the total number of shares on March 1 of each of 2008, 2009, 2010 and 2011, subject to accelerated vesting in certain circumstances. This process will make vesting equal to what it would have been had these shares been granted in connection with our company’s 2007 merit review process. Our compensation committee provided, however, that the number of restricted shares vesting on each regular vesting date will be reduced pursuant to the sliding scale described below in the event that our company does not achieve budgeted EBT for fiscal 2007. If the EBT hurdle is not achieved: (i) five percent (5%) of the restricted shares shall be forfeited; and (ii) an additional five percent (5%) of the restricted shares shall be forfeited for each range by which our company’s actual EBT for 2007 is less than 98.5% of the budgeted EBT for 2007, as follows: (i) 97.5% to 98.49%; (ii) 96.5% to 97.49%; (iii) 95.5% to 96.49%; (iv) 94.5% to 95.49%; and (v) so on; however, in no event will the number of forfeited shares exceed 50% of the original number of restricted shares.

On March 14, 2007, the compensation committee issued Mr. Akradi 50,000 restricted shares, Messrs. Gerend and Robinson each 10,000 restricted shares, Mr. Buss 8,000 restricted shares, and Mr. Zaebst 5,000 restricted shares with the provisions described above. The compensation committee considered the information provided by Pearl Meyers & Partners in late 2006 on long-term incentive equity awards, in addition to the factors described above, when determining the amount of long-term incentive equity payable to our executives in fiscal 2007. When determining the amount of the grants to Mr. Gerend and Mr. Robinson, the compensation committee believed that long-term incentive equity comparability should exist between these positions for the reasons described above. The same was true for the determination of the long-term incentive equity grants to Mr. Buss and Mr. Zaebst. However, Mr. Zaebst was initially granted only 5,000 shares of restricted stock due to the planned reduction of his overall duties and responsibilities in his position for the fiscal year 2007. After the initial grant, the compensation committee determined that his duties and responsibilities had not decreased for 2007 and had remained similar to that of the 2006 fiscal year and Mr. Buss. Therefore, the compensation committee determined that an additional grant of 4,000 shares on December 13, 2007 was appropriate to keep his overall compensation consistent with that of Mr. Buss. Because the EBT hurdle for 2007 was achieved, none of the restricted shares were forfeited.
Other Compensation
     We provide our executive officers with perquisites and benefits that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program in order to attract and retain talented executives. Our executives are entitled to few benefits that are not otherwise available to all of our employees. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.
Deferred Compensation
     We offer the Executive Nonqualified Excess Plan of Life Time Fitness, a non-qualified deferred compensation plan, for the benefit of our highly compensated employees, which our plan defines as our employees whose projected compensation for the upcoming plan year would meet or exceed the IRS limit for determining highly compensated employees. This unfunded, non-qualified deferred compensation plan allows participants the ability to defer and grow income for retirement and significant expenses in addition to contributions made to our company’s 401(k) plan.
Employment Agreements and Change in Control Provisions
     In July and August 2004, we entered into employment agreements for certain of our executive officers and other members of senior management. We believe that our company has achieved growth through innovative, confidential and proprietary management and marketing methods and plans. Therefore, it was necessary to enter into employment agreements to assure protection of our company’s goodwill and confidential and proprietary information, management and marketing plans.
     In addition, our company also wanted to assure that certain of our executive officers and other members of senior management would continue to serve our company under circumstances in which there was possible threatened or actual change of control at our company. Our company believes it is imperative to diminish the inevitable distraction of certain of our executive officers and other members of senior management by virtue of the personal uncertainties and risks created by a potential severance of employment and to encourage their full attention and dedication to our company currently and in the event of any threatened or impending change of control, and to provide these persons with compensation and benefits arrangements upon a severance of employment which ensure that their compensation and benefits expectations will be satisfied and which are competitive with those of other corporations. For these reasons, our company also included change in control provisions in our 2004 Plan and LIFE TIME FITNESS, Inc. 1998 Stock Option Plan, referred to as our 1998 Plan.
     We do not currently have an employment agreement with Mr. Akradi. Our compensation committee feels that because Mr. Akradi is a principal shareholder of our company, our company’s goodwill and confidential and proprietary information and management and marketing plans are adequately protected and that Mr. Akradi will continue to serve our company with our company’s best interest in mind under circumstances in which there was possible threatened or actual change of control at our company.
Accounting and Tax Impacts of Executive Compensation
     Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of one million dollars per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility. Covered employees include each of our named executive officers.
     Our compensation committee considers the company’s ability to fully deduct compensation in accordance with the one million dollar limitations of Section 162(m) in structuring our compensation programs. However, the compensation committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of the company and its shareholders. After consideration, the compensation committee determined that it was appropriate and in the best interests of the company and its shareholders to pay Mr. Akradi’s compensation as set forth in the Summary Compensation Table in fiscal 2007, even if a portion of his compensation exceeded the one million dollar deductibility limit.
     Our compensation committee continues to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices at other companies. Toward this objective, we are submitting an Executive Cash Bonus Plan for shareholder approval at this meeting, so that amounts payable under that plan as annual cash incentives may be exempt from the one million dollar deductibility limitation.
Compensation Committee Report
     The compensation committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee: James F. Halpin, Chair John B. Richards Joseph S. Vassalluzzo

Summary Compensation Table-
     The following table shows, for our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers of our company, together referred to as our named executive officers, information concerning compensation earned for services in all capacities during the fiscal years ended December 31, 2006 and 2007:

							Non-Equity
							Incentive
					Stock	Option	Plan	All Other
Name and Principal				Bonus	Awards	Awards	Compen-	Compensation
Position	Year	Salary ($)		($)	($)(1)	($)(1)	sation ($)	($)(2)	Total ($)
Bahram Akradi Chairman of the Board of Directors and Chief Executive Officer	2007	926,667		—	2,234,159	459,304	480,083	76,197	4,176,100
	2006	870,000		—	1,274,203	1,594,309	371,095	60,261	4,169,868

Michael J. Gerend President and Chief Operating Officer	2007	329,167	(3)	—	256,665	192,601	172,333	36,014	986,780
	2006	300,000		—	29,222	388,640	137,221	33,454	889,255

Michael R. Robinson Executive Vice President and Chief Financial Officer	2007	325,833		—	256,665	121,215	170,567	24,866	899,146
	2006	280,000		—	29,222	474,062	127,667	30,095	941,046

Mark L. Zaebst Executive Vice President	2007	266,667		—	170,514	41,778	139,633	29,563	648,155
	2006	240,000		21,365	21,599	248,622	105,377	26,080	663,043

Eric J. Buss Executive Vice President, General Counsel and Secretary	2007	256,667		—	195,930	54,680	134,333	21,057	662,667
	2006	200,000		30,000	21,599	269,657	85,212	21,618	628,086

(1)	Values expressed represent the actual compensation cost recognized by our company during fiscal 2006 and 2007 for equity awards granted in those years and prior years as determined pursuant to Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS 123(R)”) utilizing the assumptions discussed in note 2 to our company’s consolidated financial statements for the fiscal year ended December 31, 2007, but disregarding the estimate of forfeitures related to service-based vesting.

(2)	The following table sets forth all other compensation amounts for 2007 by type:

						Long-
						term
						Disab-
		Use of			Match	ility	Life
		Company			-ing	Insur-	Insur
		Car and			401(k)	ance	-ance	Personal	Private	Total All
	Home	Related	Car	Executive	Contr-	Prem-	Premi	Use of	Club	Other
	Connectivity	Expenses	Allowance	Medical	ibutions	iums	ums	Company	Dues	Compen-
Name	($)	($)	($)	Benefits ($)	($)	($)	($)	Aircraft ($)	($)	sation ($)
Bahram Akradi	31,777 (a)	14,750	12,000	1,573	7,500	1,020	48	7,529 (b)	—	76,197
Michael J. Gerend	5,754	—	9,600	2,329	7,500	1,020	48	—	9,763	36,014
Michael R. Robinson	2,903	5,938	5,250	2,329	7,500	898	48	—	—	24,866
Mark L. Zaebst	900	15,686	—	4,849	7,500	680	48	—	—	29,663
Eric J. Buss	900	—	9,600	2,329	7,500	680	48	—	—	21,057

(a)	With respect to Mr. Akradi’s home connectivity, the company directly paid a vendor for Mr. Akradi’s cell phone plan and wireless card, along with his home connectivity.

(b)	Mr. Akradi used the company aircraft for two personal flights during the 2007 fiscal year. To calculate the aggregate incremental cost to the company for the aircraft’s additional use, the total operating hours for each of Mr. Akradi’s personal flights was multiplied by the actual operating cost per hour during the month the flight was taken. The aggregate incremental cost to the company for each flight was then added together for the sum total of $7,529 for the 2007 fiscal year.
In addition to the amounts set forth above, our named executive officers received perquisites for which there was no incremental cost to our company. These perquisites include use of company tickets to certain entertainment events, minor personal travel associated with travel and lodging for which the purpose of the trip was primarily business-related, and use of our company’s support staff for assistance with personal matters. In addition, certain personal guests accompanied Mr. Akradi while he was utilizing our company’s plane for business-related purposes.
(3)	$120,000 of Mr. Gerend’s base salary shown on the Summary Compensation Table above was deferred under the Executive Nonqualified Excess Plan of Life Time Fitness, Inc.

Grants of Plan-Based Awards in 2007
     The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the 2007 fiscal year. No options were re-priced or materially modified during the fiscal year.

			Estimated Future	All Other Stock	Grant Date Fair
			Payouts Under Non-	Awards: Number of	Value of Stock and
			Equity Incentive Plan	Shares of Stock or	Option Awards
Name	Grant Date		Awards ($)(1)	Units (#)(2)	($)(3)
Bahram Akradi	3/14/2007			50,000	2,453,000
			462,000

Michael J. Gerend	3/14/2007			10,000	490,600
			165,000

Michael R. Robinson	3/14/2007			10,000	490,600
			165,000

Mark L. Zaebst	3/14/2007	(4)		5,000	245,300
	12/12/2007	(4)		4,000	204,600
			132,000 (5)

Eric J. Buss	3/14/2007			8,000	392,480
			132,000

(1)	These amounts represent the potential target bonus amounts available to our executives for fiscal 2007 as described in the “Annual Bonuses” section beginning on page 12. Actual target bonuses paid are calculated based upon the relationship of our actual financial performance to budgeted financial performance and are not limited by any minimum or maximum thresholds. Accordingly, if actual financial performance is less than budgeted financial performance, the actual target bonus paid to the executive would be proportionately less than the executive’s potential target bonus. At the same time, if actual financial performance exceeds budgeted financial performance, the actual target bonus paid to the executive would proportionately exceed the executive’s potential target bonus. The actual amounts of the target bonuses earned by our executives during fiscal 2007 are listed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 17.

(2)	The restricted stock was granted under our 2004 plan and the shares granted vest as to 25% of the total number of shares on March 1 of each of 2008, 2009, 2010 and 2011, subject to accelerated vesting in certain circumstances. The number of restricted shares vesting on each regular vesting date will be reduced pursuant to the sliding scale described below in the event that our company does not achieve budgeted EBT for fiscal 2007. If the EBT hurdle is not achieved: (i) five percent (5%) of the restricted shares shall be forfeited; and (ii) an additional five percent (5%) of the restricted shares shall be forfeited for each range by which our company’s actual EBT for 2007 is less than 98.5% of the budgeted EBT for 2007, as follows: (i) 97.5% to 98.49%; (ii) 96.5% to 97.49%; (iii) 95.5% to 96.49%; (iv) 94.5% to 95.49%; and (v) so on; however, in no event will the number of forfeited shares exceed 50% of the original number of restricted shares.

Executives may vote and receive dividends, if any, on restricted shares that they hold. Restricted shares may not be transferred and are subject to possible forfeiture until they vest, which forfeiture occurs when an executive ceases to be employed by our company for any reason other than death or total disability unless our board of directors determines otherwise. In the event of the death or total disability of an executive prior to the granting of a restricted stock award in respect of the fiscal year in which such event occurred, the restricted stock award may, in the discretion of our board of directors, be granted in respect of such fiscal year to the disabled executive or his or her estate. In addition, in the case of an executive’s death or total disability (see “Employment Agreements and Change in Control Provisions” on page 24), all restricted shares then outstanding that have not previously vested or been forfeited will vest in proportion to the term of the award during which the executive was employed. Finally, in the case of the occurrence of a change in control (see “Employment Agreements and Change in Control Provisions” on page 24), all restricted shares then outstanding that have not previously vested or been forfeited will vest immediately.

(3)	Valuation of awards based on the grant date fair value of those awards determined pursuant to SFAS 123(R) utilizing assumptions discussed in note 2 to our company’s consolidated financial statements for the fiscal year ended December 31, 2007. The actual compensation cost recognized by our company during fiscal 2007 for these awards in addition to the cost of equity awards granted in prior years are listed in the “Stock Awards” column of the Summary Compensation Table on page 17.

(4)	Mr. Zaebst was initially granted 5,000 shares of restricted stock due to the planned reduction of his overall duties and responsibilities in his position for the fiscal year 2007. However, after the initial grant, the compensation committee determined that his duties and responsibilities had not decreased for 2007 and had remained similar to that of the 2006 fiscal year. Therefore, the compensation committee determined that an additional grant of 4,000 shares on December 13, 2007 was appropriate to keep his overall compensation consistent with that of Mr. Buss.

(5)	At the time in which the 2007 Key Executive Incentive Compensation Plan was approved by the compensation committee, Mr. Zaebst was expected to experience a reduction in his overall duties and responsibilities in his position for the fiscal year 2007. However, as the year progressed the compensation committee determined that his duties and responsibilities had not decreased for 2007 and had remained similar to that of the 2006 fiscal year. Therefore, the current base salary and target payout of Mr. Zaebst was increased by the compensation committee throughout the year to make his overall compensation comparable to that of Mr. Buss.
Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table sets forth certain information concerning equity awards outstanding to the named executive officers at December 31, 2007.

	Option Awards						Stock Awards
	Number of		Number of				Number of
	Securities		Securities				Shares or Units		Market Value of
	Underlying		Underlying		Option		of Stock That		Shares or Units
	Unexercised		Unexercised		Exercise	Option	Have Not		of Stock That
	Options (#)		Options (#)		Price	Expiration	Vested		Have Not Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)(1)
Bahram Akradi	—		75,000	(2)	25.47	3/1/2015
							112,500	(3)	5,589,000

Michael J. Gerend	—		40,000	(4)	8.00	3/1/2013
	54,000	(5)	—		18.50	6/29/2014
	10,000	(6)	10,000	(6)	25.47	3/1/2015
							18,625	(7)	925,290

Michael R. Robinson	20,000	(8)	—		8.00	3/13/2012
	2,000	(9)	1,000	(9)	8.00	4/1/2013
	43,000	(10)	—		12.00	12/17/2013
	67,500	(5)	—		18.50	6/29/2014
	10,000	(6)	10,000	(6)	25.47	3/1/2015
							18,625	(7)	925,290

Mark L. Zaebst	1,000	(9)	1,000	(9)	8.00	4/1/2013
	3,125	(11)	6,250	(11)	25.47	3/1/2015
							15,375	(12)	763,830

Eric J. Buss	1,000	(9)	1,000	(9)	8.00	4/1/2013
	7,500	(13)	—		12.00	12/17/2013
	21,600	(5)	—		18.50	6/29/2014
	6,250	(11)	6,250	(11)	25.47	3/1/2015
							14,375	(14)	714,510

(1)	Value based on a share price of $49.68, which was the last reported sale price for a share of our common stock on the New York Stock Exchange on December 31, 2007.

(2)	Stock option granted on March 1, 2005 for 150,000 shares vests and becomes exercisable in 25% increments on each annual anniversary of grant.

(3)	Includes a restricted stock award of 75,000 shares granted September 30, 2005, which vested 25,000 shares on May 1, 2006 and will vest 25,000 shares on each of May 1, 2007 and January 1, 2008. Also includes a restricted stock award of 50,000 shares granted November 1, 2006, which vests 25% on each 10-month anniversary of the grant date. Also includes a restricted stock award of 50,000 shares granted on March 14, 2007, which vests 25% of the total number of shares on March 1 of each of 2008, 2009, 2010 and 2011, subject to accelerated vesting in certain circumstances.

(4)	Stock option granted on March 1, 2003 for 200,000 shares vests and becomes exercisable in 20% increments on each annual anniversary of grant.

(5)	The stock options granted to Mr. Robinson (67,500 shares) and Messrs. Gerend and Buss (54,000 shares each) on June 29, 2004 each vest as to 50% of the shares on each of June 29, 2010 and June 29, 2011, subject to accelerated market condition vesting. Under the market condition vesting provisions, 20% of the shares vested on May 25, 2005 because the public market price of our common stock closed at or above $25.00 for 90 consecutive calendar days and 20% of the shares vested on September 7, 2005 because the public market price of our common stock closed at or above $30.00 for 90 consecutive calendar days. In addition, under the original performance vesting terms of the option, 20% of the shares were to vest if the stock price closes at or above $35.00 for 90 consecutive calendar days, 20% of the shares were to vest if the stock price closes at or above $40.00 for 90 consecutive calendar days and 20% of the shares were to vest if the stock price closes at or above $45.00 for 90 consecutive calendar days. On December 16, 2005, the compensation committee of our company’s board of directors approved an amendment that reduced the number of consecutive days during which the price must close at or above $35.00, $40.00 and $45.00 from 90 to 60 consecutive days in order for each of the last three tranches (each equal to 20% of the original number of shares granted) to vest. Under the market condition vesting provisions, 20% of the shares vested on December 26, 2005 because the public market price of our common stock closed at or above $35.00 for 60 consecutive calendar days, 20% of the shares vested on April 10, 2006 because the public market price of our common stock closed at or above $40.00 for 60 consecutive days and 20% of the shares vested on May 15, 2006 because the public market of our common stock closed at or above $45.00 for 60 consecutive days.

(6)	Stock option granted March 1, 2005 for 20,000 shares vests and becomes exercisable in 25% increments on each annual anniversary of grant.

(7)	Restricted stock award of 11,500 shares granted November 1, 2006 vests 25% on each 10-month anniversary of the grant date. Also includes a restricted stock award of 10,000 shares granted on March 14, 2007, which vests 25% of the total number of shares on March 1 of each of 2008, 2009, 2010 and 2011, subject to accelerated vesting in certain circumstances.

(8)	Stock option granted on March 13, 2002 for 100,000 shares vests and becomes exercisable in 20% increments on each annual anniversary of grant.

(9)	Stock option granted on April 1, 2003 for 5,000 shares vests and becomes exercisable in 20% increments on each January 1 of 2004, 2005, 2006, 2007 and 2008.

(10)	Stock option granted December 17, 2003 for 45,000 shares vests and becomes exercisable in a 50% increment on August 15, 2005 and in 25% increments on August 15 of 2006 and 2007.

(11)	Stock option granted on March 1, 2005 for 12,500 shares vests and becomes exercisable in 25% increments on each annual anniversary of grant.

(12)	Restricted stock award of 8,500 shares granted November 1, 2006 vests 25% on each 10-month anniversary of the grant date. Also includes restricted award of 5,000 shares granted March 14, 2007, which vests 25% on each annual anniversary of the grant date. Also includes restricted stock award of 4,000 shares granted on December 12, 2007, which vests 25% of the total number of shares on March 1 of each of 2008, 2009, 2010 and 2011, subject to accelerated vesting in certain circumstances.

(13)	Stock option granted December 17, 2003 for 15,000 shares vests and becomes exercisable in a 50% increment on August 15, 2005 and in 25% increments on August 15 of 2006 and 2007.

(14)	Restricted stock award of 8,500 shares granted November 1, 2006 vests 25% on each 10-month anniversary of the grant date. Also includes restricted stock award of 8,000 shares granted on March 14, 2007, which vests 25% of the total number of shares on March 1 of each of 2008, 2009, 2010 and 2011, subject to accelerated vesting in certain circumstances.

2007 Option Exercises and Stock Vested
     The following table sets forth certain information concerning options exercised and stock vested during fiscal 2007 for the named executive officers:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired	Value Realized on	Acquired	Value Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
Bahram Akradi	37,500	1,157,341	37,500	1,947,375
Michael J. Gerend	40,000	1,803,854	2,875	159,764
Michael R. Robinson	—	—	2,875	159,764
Mark L. Zaebst	—	—	2,125	118,086
Eric J. Buss	—	—	2,125	118,086
Nonqualified Deferred Compensation for 2007
     The following table sets forth certain information concerning nonqualified deferred compensation contributed to the Executive Nonqualified Excess Plan of Life Time Fitness of amounts earned during fiscal 2007 for the named executive officers:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last FY	Last FY	FY	Distributions	FYE
Name	($)	($)	($)	($)	($)(1)
Bahram Akradi	—	—	—	—	—
Michael J. Gerend	120,000 (2)	—	1,413 (3)	—	152,534
Michael R. Robinson	—	—	—	—	—
Mark L. Zaebst	—	—	—	—	—
Eric J. Buss	—	—	—	—	—

(1)	For fiscal 2006, Mr. Gerend deferred $30,000 to our Executive Nonqualified Excess Plan, which earned $1,121 on a 17.7% rate of return for an aggregate balance of $31,121 for the fiscal year ended December 31, 2006. Of these amounts, $30,000 was reported in the “Salary” column and $718 was reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for the fiscal year ended December 31, 2006.

(2)	This amount was reported in the Summary Compensation Table for 2007 as part of Mr. Gerend’s base salary compensation.

(3)	The earnings listed represent, as determined by the third party administrator of the Executive Nonqualified Excess Plan of Life Time Fitness, the change in the value of the investment choices selected by the participant during the fiscal year, weighted for activity, such as increases credited under the plan, transfers, and distributions, and taking into consideration any fees, reinvestments, net asset value changes, and earnings credited to the investment choices. Mr. Gerend’s rate of return was 1.61%.
     All highly compensated employees eligible to participate in the Executive Nonqualified Excess Plan of Life Time Fitness, including but not limited to our executives, may elect to defer up to 50% of their annual base salary and/or annual bonus earnings to be paid in any coming year. The investment choices available to participants under the non-qualified deferred compensation plan are of the same type and risk categories as those offered under our company’s 401(k) plan and may be modified or changed by the participant or our company at any time. Distributions can be paid out as in-service payments or at retirement. Upon retirement, a participant’s account benefits can be paid out as a lump sum or in annual installments over a term of up to 10 years. Our company may, but does not currently plan to, make matching contributions and/or discretionary contributions to this plan. If our company did desire to make contributions to this plan, the contributions would vest to each participant according to their years of service with our company.
Equity Ownership Guidelines
     In late fiscal 2006, a review and analysis performed by Pearl Meyer & Partners as commissioned by our compensation committee found that, in general, our executives had stock ownership levels in Life Time Fitness, defined as shares held plus vested and unexercised option shares, that are at or above the median levels of each of the two peer groups identified by Pearl Meyer & Partners and described in the “Compensation Determination Process” section on page 10. While our company encourages executives to hold company shares, our company does not feel that formal stock ownership guidelines should be implemented at this time.
Equity Grant Policies
     In February 2007, our company adopted a formal equity grant policy governing all awards granted under our company’s stock incentive plans, including the grant of any shares of our company’s common stock, restricted shares, restricted stock units, stock options, stock appreciation rights, deferred stock units, phantom stock and performance units.
     This policy maintains that no grants are to occur on a date when our company’s insider trading window is closed. Annual grants approved by our compensation committee are to occur on or about the same time every year. Any new hire grants are to be approved by our compensation committee at their next meeting that occurs during an open trading window. The policy requires that all grants of awards to any members of our board of directors must be approved by our board of directors and that all grants of awards to any current or new hire executive officers of our company must be approved by our compensation committee.
     This policy also maintains that upon the compensation committee’s request, they may receive and review a report from a compensation consultant hired by the compensation committee that includes relevant survey and benchmarking data prior to approving annual awards for executive officers as well as prior to approving awards to any new hire executive officers. In connection with approving grants of awards to any executive officer, the policy holds that our compensation committee is to review total compensation for such person for the most recent three year period, or such lesser time as the person has been employed by our company. The review is to include a listing of all equity awards granted to such executive officer in the three year period and a listing of all outstanding equity awards issued to such executive officer. Our compensation committee may consider recommendations of any executive officer when approving awards, other than recommendations by an individual for his or her own award.
     Pursuant to authority delegated to Mr. Akradi, our Chief Executive Officer, in accordance with our company’s stock incentive plans, Mr. Akradi had the authority to approve grants to any eligible participant under the applicable plan whose award does not require compensation committee approval as described above; provided, however, unless otherwise approved by the compensation committee:
•	No stock option grant to any employee at any one time shall exceed 25,000 shares;

•	No restricted share grant to any employee at any one time shall exceed 10,000 shares; and

•	The aggregate number of stock options, restricted shares and stock appreciation rights shares that can be granted subject to awards during a fiscal year is not to exceed 750,000 shares.
     Mr. Akradi granted both stock options and restricted shares to eligible participants that did not require compensation committee approval pursuant to such authority during fiscal 2006 until our company and the compensation committee determined that only the compensation committee should approve all grants to eligible participants on a going-forward basis, excluding non-employee directors, in connection with our company implementing various additional corporate governance best practices.
     Subsequent to the decision to have the compensation committee approve grants on a going-forward basis but prior to the adoption of our formal equity grant policy, our compensation committee expressly granted Mr. Akradi the ability in late fiscal 2006 to specifically grant 10,000 restricted shares that he had chosen to forego in return for the ability to instead grant such shares to reward employees of our company for their service over time that might not otherwise receive long-term incentive awards as part of our company’s merit review process. Mr. Akradi is obligated to provide the compensation committee with a summary of the grants that he has made in connection with this specific grant of authority.
Employment Agreements and Change in Control Provisions
     In June 2004, our compensation committee approved a form of employment agreement for certain of our executive officers and other members of management. Effective July 7, 2004, employment agreements were executed by each of Messrs. Gerend, Robinson, Zaebst and Buss, along with certain other members of senior management. Mr. Akradi does not currently have an employment agreement with our company.
     The employment agreements provide that if an executive’s employment is terminated other than for cause, death or disability, or the executive terminates his employment for good reason, then our company is to provide the executive with (i) semi-monthly severance payments for a period of 18 months after such termination, with each payment equal to 1/24 of the sum of the executive’s then current annual base salary and target payout under our annual cash-based incentive plan; (ii) up to $10,000 in aggregate outplacement costs associated with the executive’s search for new employment; and (iii) continuation of medical plan coverage and life insurance coverage, including dependent coverage for a period of 18 months, at the same level, in the same manner and at the same cost to the executive as in effect on the termination date of employment.
     The employment agreements define “good reason” as any of the following events:
•	our company breaching any material terms or conditions of the employment agreement if not cured within 21 business days after receiving written notice from executive;

•	our company relocating its executive offices outside of a 75 mile radius of its current location;

•	our company reducing an executive’s combined base salary and target annual bonus opportunity by 25% or more, or materially reducing an executive’s duties and responsibilities if, in either case, not cured within 21 business days after receiving written notice from executive; or

•	our company assigning duties and responsibilities to an executive that are materially inconsistent with the executive’s position and experience, if not cured within 21 business days after receiving written notice from executive.
     The employment agreements generally define “cause” as our company determining in good faith that an executive has:
•	engaged in willful and deliberate acts of dishonesty, fraud or unlawful behavior that adversely affects our company’s business affairs;

•	been convicted of or pleaded no contest to a felony;

•	been grossly negligent or engaged in willful misconduct in performing his or her duties and responsibilities and thereby materially adversely affected our company’s business affairs;

•	refused to substantially perform or persistently neglected his or her duties and responsibilities, or experienced chronic unapproved absenteeism;

•	demonstrated an inability to perform the duties of his or her position, and is unable to satisfy within 60 days the conditions of any resulting performance improvement plan; or

•	breached any material terms or conditions of the employment agreement.
     The latter four events will constitute “cause” only if our company provides the executive with written notice of the event and the executive fails to remedy the event within 21 business days.
Termination Other than for Cause, Death or Disability or Termination for Good Reason (Other than Change in Control)
     The following table presents the estimated total amounts that would be paid out (including the present value cost to our company of benefits coverage provided) to the executive officer if his employment was terminated other than for cause, death or disability, or the executive terminated his employment for good reason, as of December 31, 2007, other than in connection with a change in control of our company. In addition to the amounts included below, certain terminations for good reason will result in acceleration of stock options, the circumstances of which are described below:

		Aggregate	Continued
	Cash Severance	Outplacement	Benefits	Total Potential
	Payments	Costs	Coverage	Payout
Name	($)(1)	($)	($)	($)
Bahram Akradi	—	—	—	—
Michael J. Gerend	750,000	10,000	3,566	763,566
Michael R. Robinson	750,000	10,000	3,566	763,566
Mark L. Zaebst	600,000	10,000	7,346	617,346
Eric J. Buss	600,000	10,000	3,566	613,566

(1)	Cash Severance Payments are based on the executive’s then current base salary and Target Bonus rates at the date of termination.
Termination Other than for Cause, Death or Disability or Termination for Good Reason Following a Change in Control
     The employment agreements also provide that if the executive’s employment with our company or its successor is terminated by our company within one year of a change in control for any reason other than cause, death or disability, or by the executive within one year of a change in control for good reason, then the executive will receive the same benefits as set forth above, except that the semi-monthly payments of base salary and annual bonus amounts will be made for and over a period of 21 months for Messrs. Robinson and Gerend, and 12 months for Messrs. Zaebst and Buss.
     In addition, our 2004 Plan and the agreements relating to stock option and restricted stock awards subject to that plan provide that all stock option awards will become immediately exercisable in full and all restricted stock awards will fully vest immediately upon a change in control of our company. However, in the event of a change in control, our company’s compensation committee has the right to cancel any outstanding options under the 2004 Plan and to cause our company to instead pay the optionee the excess of the fair market value of the option shares covered by the option over the exercise price of the option at the date that the compensation committee provides a buy-out notice.
     The employment agreements as well as the 2004 Plan define “change in control” as consisting of any of the following events:
•	a majority of our board of directors no longer consists of individuals who were directors at the time the employment agreements were executed or the 2004 Plan was adopted or who, since that time, were nominated for election or elected by our board of directors;

•	the consummation of a merger, tender offer or consolidation of our company with any other corporation, other than a merger or consolidation that would result in the voting securities of our company outstanding prior to the transaction continuing to represent at least 45% of the combined voting power of the voting securities of our company or the surviving entity; or

•	the consummation of a sale of all or substantially all of the assets of our company, other than in connection with the sale-leaseback of our company’s real estate.

     The following table presents (i) the estimated total amounts that would be paid out (including the present value cost of continued benefits coverage) to each named executive officer if the officer’s employment were terminated by our company or its successor for any reason other than cause, death or disability, or by the named executive officer for good reason, as of December 31, 2007 and within one year of a change in control; and (ii) the intrinsic value of the stock options whose exercisability would be accelerated, and of the restricted stock awards whose vesting would be accelerated, if a change in control occurred as of December 31, 2007:

		Aggregate	Continued	Value of
	Cash Severance	Outplacement	Benefits	Accelerated	Total Potential
	Payments	Costs	Coverage	Equity Awards	Payout
Name	($)(1)	($)	($)	($)(2)	($)
Bahram Akradi	—	—	—	7,404,750	7,404,750
Michael J. Gerend	875,000	10,000	3,566	1,167,390	2,055,956
Michael R. Robinson	875,000	10,000	3,566	1,167,390	2,055,956
Mark L. Zaebst	400,000	10,000	7,346	915,143	1,332,489
Eric J. Buss	400,000	10,000	3,566	865,463	1,279,029

(1)	Cash Severance Payments are based on the executive’s then current base salary and Target Bonus rates at the date of termination.

(2)	Value based on a share price of $49.68, which was the last reported sale price for a share of our common stock on the NYSE on December 31, 2007. Value of restricted stock awards is determined by multiplying that closing share price by the number of restricted shares; value of accelerated stock options is determined by multiplying the number of option shares by the difference between that closing share price and the option exercise price.
     Payment of severance benefits under our employment agreements, whether or not termination is in connection with a change in control, is conditioned upon the executive signing a global release of all claims against our company, and remaining in compliance with his obligations under the employment agreement to (i) protect our company’s confidential information, (ii) refrain from competing with our company for 18 months (or 24 months in connection with a change in control) after his termination of employment, (iii) refrain from hiring any of our company’s employees for 12 months after his termination of employment, and (iv) refrain from soliciting any of our company’s customers or inducing any customer or supplier to stop doing business with our company for 12 months after his termination of employment.
Acceleration of Vesting of Equity Awards
     Under our 2004 Plan, if an executive’s employment is terminated due to death or disability, any outstanding stock option will immediately become exercisable in full for one year (or until the option expires, if that occurs sooner), and any restricted stock award will vest in proportion to the term of the award during which the executive was employed. Beginning in 2006, each restricted stock agreement granted by our company to its employees, including our executive officers, provides for the complete vesting of all restricted stock upon termination of employment due to death or disability. If an executive’s employment terminates for any reason other than death, disability or cause (defined in a manner similar to that in our employment agreements), his outstanding stock options will remain exercisable for a period of 90 days after termination to the extent they were exercisable immediately before termination, but any unvested shares of restricted stock will be forfeited. The following table presents the intrinsic value of the stock options granted under the 2004 Plan whose exercisability would be accelerated, and of the restricted stock awards whose vesting would be accelerated, if the named executive officer’s employment were terminated due to death or disability as of December 31, 2007:

Value of Accelerated Equity Awards
Name	($)(1)
Bahram Akradi	7,403,241
Michael J. Gerend	1,167,390
Michael R. Robinson	1,167,390
Mark L. Zaebst	915,143
Eric J. Buss	865,463

(1)	Value based on a share price of $49.68 which was the last reported sale price for a share of our common stock on the NYSE on December 31, 2007. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated; value of accelerated restricted stock awards is determined by multiplying that closing share price by the number of restricted shares whose vesting is accelerated.

     Certain agreements relating to stock options under our 1998 Plan provide that stock option awards will become exercisable in full upon an “acceleration event.” An “acceleration event” occurs upon the public announcement that any person has acquired or has the right to acquire beneficial ownership of 51% or more of the outstanding shares of common stock of our company, any person has made a tender or exchange offer for 51% or more of the outstanding shares of common stock of our company, or there has been a sale of all or substantially all of the assets of our company, except that an “acceleration event” does not occur unless one of the following events also occurs:
•	our company also terminates the participant without cause;

•	the participant terminates his or her employment because his or her duties and responsibilities have been materially reduced and our company has not cured this reduction within 15 or 21 business days, as the case may be, of receiving written notice from the participant;

•	the participant terminates his or her employment because his or her salary has been materially reduced and our company has not cured this reduction within 15 or 21 business days, as the case may be, of receiving written notice from the participant; or

•	our company has relocated its executive offices outside of a 50 mile radius of its current location.
     The following table presents the intrinsic value of the stock options whose exercisability would be accelerated under the 1998 Plan if an acceleration event occurred as of December 31, 2007:

Value of Option Shares Becoming
Name	Exercisable ($)(1)
Bahram Akradi	—
Michael J. Gerend	1,667,200
Michael R. Robinson	41,680
Mark L. Zaebst	41,680
Eric J. Buss	41,680

(1)	Value based on a share price of $49.68, which was the last reported sale price for a share of our common stock on the NYSE on December 31, 2007, minus the exercise price of the applicable option.
     In addition, certain award agreements relating to stock options under our 1998 Plan provide that a pro rata share of the participant’s non-vested option shares will immediately vest if the participant has been terminated by our company without cause or the participant terminates his or her employment with our company for “good reason.” These agreements generally define “cause” in a manner similar to that under our employment agreements and define “good reason” as occurring upon any of the following events:
•	our company relocating its executive offices outside of a 50 mile radius of its current location;

•	our company materially reducing a participant’s duties and responsibilities or title if not cured within 21 business days after receiving written notice from participant; or

•	our company assigning duties and responsibilities to a participant that are inconsistent with the participant’s position (applicable only to those options granted to Mr. Robinson in 2002 and Mr. Gerend in 2003).
     The following table presents the intrinsic value of the stock options whose exercisability would be accelerated under the 1998 Plan if a named executive officer were to terminate his employment for good reason, or if we terminated the named executive officer’s employment without cause, as of December 31, 2007:

Value of Option Shares Becoming
Name	Exercisable ($)(1)
Bahram Akradi	—
Michael J. Gerend	1,397,707
Michael R. Robinson	873,283
Mark L. Zaebst	41,556
Eric J. Buss	94,989

(1)	Value based on a share price of $49.68 which was the last reported sale price for a share of our common stock on the NYSE on December 31, 2007, minus the exercise price of the applicable option.
Compensation of Directors
     Non-employee directors are compensated for serving as directors with a grant of restricted stock and an annual stipend, and are also reimbursed for out-of-pocket traveling expenses incurred in attending board and committee meetings.
Director Compensation Table
     The following table shows, for each of our non-employee directors, information concerning annual and long-term compensation earned for services in all capacities during the fiscal year ended December 31, 2007:

	Fees Earned or Paid
Name	in Cash ($)	Stock Awards ($)(1)	Total ($)
Guy C. Jackson	48,649	52,107	100,756
James F. Halpin	52,759	58,335	111,094
Giles H. Bateman	52,759	49,995	102,754
John B. Richards	46,758	49,989	96,747
Joseph S. Vassalluzzo	48,078	49,989	98,067
Stephen R. Sefton	77,759	16,659	94,418

(1)	Values expressed represent the actual compensation cost recognized by our company for such equity awards during fiscal 2007 as determined pursuant to SFAS 123(R) and utilizing the assumptions discussed in note 2 to our company’s financial statements for the fiscal year ended December 31, 2007.
All stock awards granted to non-employee directors have been in the form of restricted stock issued under our 2004 Plan. Directors may vote and receive dividends, if any, at the normal dividend rate on restricted shares that they hold. Restricted shares may not be transferred and are subject to possible forfeiture until they vest, which occurs when a director ceases to be a member of our board of directors for any reason other than death, total disability or retirement unless our board of directors determines otherwise. In the event of the death, total disability or retirement of a non-employee director prior to the granting of a restricted stock award in respect of the fiscal year in which such event occurred, the restricted stock award may, in the discretion of our board of directors, be granted in respect of such fiscal year to the retired or disabled non-employee director or his or her estate. In addition, in the case of a non-employee director’s death, total disability or retirement or the occurrence of a change of control under our 2004 Plan (see “Employment Agreements and Change in Control Provisions” section on page 24), all restricted shares outstanding to non-employee directors that have not previously vested or been forfeited will vest immediately.

The following table shows, for each of our non-employee directors, information concerning stock awards granted during fiscal 2007 and the corresponding grant date fair value of those awards, as well as the aggregate number of stock awards outstanding as of December 31, 2007:

		Grant Date Fair	Aggregate Stock
	Number of Shares of	Value of Stock	Awards
	Stock Granted in	Awards Granted in	Outstanding
Name	2007 (#)	2007 ($)(a)	as of 12/31/07 (#)
Guy C. Jackson	1,496	74,965	2,165
James F. Halpin	1,496	74,965	3,208
Giles H. Bateman	1,496	74,965	3,057
John B. Richards	1,496	74,965	2,849
Joseph S. Vassalluzzo	1,496	74,965	2,849
Stephen R. Sefton	1,496	74,965	1,496

(a)	Valuation of awards based on the grant date fair value of those awards determined pursuant to SFAS 123(R) utilizing assumptions discussed in note 2 to our company’s consolidated financial statements for the fiscal year ended December 31, 2007.
Stipend
     On October 25, 2006, our board of directors approved changes in the compensation payable to our company’s non-employee directors effective January 1, 2007, including an increase in the annual stipend amount to $45,000 as well as extending the stipend to all non-employee directors of our company. The annual stipend amount is paid in cash quarterly after the end of each calendar quarter, in arrears.
     For the fiscal year ended December 31, 2007, each non-employee director was paid the $45,000 annual stipend for service on our board of directors. However, for the one-year period between our annual shareholders meetings in 2006 and 2007, Mr. Jackson chose to receive his $30,000 stipend in the form of 633 shares of restricted stock, which was granted at the 2006 annual shareholder meeting based on the fair market value of our common stock on the grant date with the restrictions lapsing on the date of our annual shareholder meeting in 2007. Therefore, Mr. Jackson was already paid for a portion of his service in 2007. To adjust for this overlap in payment, our company deducted $10,110 from Mr. Jackson’s first quarter stipend payment in 2007, leaving Mr. Jackson with a first quarter stipend payment of $1,140, to provide compliance with the approved non-employee director compensation package.
Chairperson Fees
     On October 25, 2006, our board of directors approved changes in the compensation payable to our company’s non-employee directors effective January 1, 2007, including that all non-employee directors would receive annual committee chairperson fees and that the fees would be set at $12,000 for the chairperson of our audit committee, and $6,000 each for the chairperson of our compensation committee, governance and nominating committee and finance committee. The annual committee chairperson fees are paid in cash quarterly after the end of each calendar quarter, in arrears.
     Accordingly, for the fiscal year ended December 31, 2007, Mr. Jackson, as chairperson of the audit committee, and Mr. Halpin, as chairperson of the compensation committee, received payments of $3,000 and $1,500, on the last day of each calendar quarter, respectively. Mr. Sefton, as chairperson of the governance and nominating committee, and Mr. Bateman, as chairperson of the finance committee, each received payments of $1,500, on the last day of each calendar quarter.
Lead Director Fees
     Effective January 1, 2007, our board of directors approved the creation of an annual non-employee lead director fee of $25,000. The lead director fee is paid in cash quarterly after the end of each calendar quarter, in arrears. Mr. Sefton, as lead director of our board of directors, received a payment of $6,250, on the last day of each calendar quarter.
Meeting Fees
     Effective January 1, 2007, our board of directors discontinued the practice of paying meeting fees.
Restricted Stock
     Non-employee directors who joined our board of directors on or after March 1, 2004 received an initial grant of restricted stock with a fair market value at grant date of $100,000 in connection with such a director becoming a member of our board of directors.

The date of grant for such director is the date of such director’s election to our board of directors and the restrictions on the restricted stock lapse ratably on each annual anniversary of the date of grant over a three-year period. Pursuant to this provision, Mr. Bateman was granted 2,340 shares of restricted stock on March 10, 2006 and Messrs. Richards and Vassalluzzo were each granted 2,029 shares of restricted stock on October 24, 2006.
     Effective January 1, 2007, our board of directors approved changes in the compensation payable to our company’s non-employee directors so that each non-employee director will receive an annual restricted stock grant with a fair market value at grant date of $75,000 on the date of our annual shareholder meeting, the restrictions on which lapse ratably on each annual anniversary of the date of grant over a three-year period. Pursuant to this provision, Messrs. Bateman, Halpin, Jackson, Richards, Sefton and Vassalluzzo, were each granted 1,496 shares of restricted stock on May 1, 2007.
Other Compensation
     For the fiscal year ended December 31, 2007, all non-employee directors, including those that joined our board of directors before March 1, 2004, were reimbursed for the cost of purchasing a Life Time Fitness Onyx Family Membership.
     Our company reimburses all non-employee directors for out-of-pocket traveling expenses incurred in attending board and committee meetings.
PROPOSAL NO. 3 –
APPROVAL OF LIFE TIME FITNESS, INC. EXECUTIVE CASH BONUS PLAN
     Our board of directors, upon recommendation of our compensation committee, approved the Life Time Fitness, Inc. Executive Cash Bonus Plan (the “Cash Bonus Plan”) on February 25, 2008, subject to shareholder approval. The purpose of the Cash Bonus Plan is to motivate our executive officers and other key employees to improve the overall performance of our company and reward them when our company achieves specific measurable results. The Cash Bonus Plan provides cash awards to executive officers and other key employees to encourage them to work to produce a strong return for our shareholders and to encourage them to remain in the employ of Life Time Fitness, Inc. The Cash Bonus Plan gives the compensation committee discretion to choose one or more appropriate performance targets by which to measure the performance of our executive officers and other key employees in any given performance period.
     The basic features of the Cash Bonus Plan are summarized below. A copy of the Cash Bonus Plan is attached to this proxy statement as Appendix A, and this discussion is qualified in its entirety by reference to the full text of the Cash Bonus Plan.
     The Cash Bonus Plan will operate in a similar manner to the 2007 Key Executive Incentive Compensation Plan that was in effect for our key executives, including our named executive officers, in 2007, and the 2008 Key Executive Incentive Compensation Plan that is currently in effect. The Cash Bonus Plan will not become effective unless approved by our shareholders. The Cash Bonus Plan is a multi-year plan that can be used for awards in 2009 and future years.
     Administration. The compensation committee, all of whose members are independent, non-employee directors, will administer the Cash Bonus Plan. The compensation committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the Cash Bonus Plan, as it considers appropriate, to the executive officers and other key employees. The compensation committee will have the authority to interpret all provisions of the Cash Bonus Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Cash Bonus Plan and to make all other determinations necessary or advisable for the administration of the Cash Bonus Plan. The compensation committee may delegate its Cash Bonus Plan administration authority to the Chief Executive Officer with respect to eligible employees who are not executive officers. Awards granted pursuant to such delegated authority will be made consistent with the criteria established by the committee and will be subject to any other restriction placed on the delegation by the committee.
     Eligibility. Any executive officer and other key employee(s) designated by the compensation committee from time to time is eligible to participate in the Cash Bonus Plan. The compensation committee determines which executive officers and other key employees will participate in the Cash Bonus Plan for a given year or other performance period and the compensation committee may select the executive officers and other key employees it deems appropriate to participate in the Cash Bonus Plan no later than twenty-five percent of the days into a performance period.
     Determination of Performance Targets. Awards may be based on one or more or any combination of the following performance targets chosen by the compensation committee:
•	stock price;

•	market share;

•	sales,

•	revenue;

•	cash flow;

•	sales volume;

•	earnings per share;

•	EBITDA;

•	pre-tax income;

•	return on equity;

•	return on assets;

•	return on sales;

•	return on invested capital;

•	economic value added;

•	net earnings;

•	total shareholder return;

•	gross margin; and/or

•	costs.
     In addition, for any award to a participant who is not a covered officer under Section 162(m) of the Internal Revenue Code or that is not intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, the performance targets may include any other measures as the compensation committee may determine.
     The compensation committee may select different performance targets for different participants in any performance period that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function, business unit or affiliate in which the participant is employed. As appropriate, any such targets may be expressed in absolute amounts, on a per share basis or as a change from preceding Performance Periods. The performance goals based on these performance targets may be made relative to the performance of other corporations. In addition to selecting the performance targets, the compensation committee will also approve the level of attainment required to earn a payment under an award. In recent years, the compensation committee has selected earnings before income taxes and return on invested capital as the performance measures for our executive officers.
     Determination of Cash Incentive Amounts. The degree of attainment for each participant to receive an award will be determined by the compensation committee. At the end of the performance period, the compensation committee will certify in writing the degree to which performance targets were attained and the awards payable to the participants. The participants will receive payment in cash as soon as practicable, but in no event not more than two and a half months after the end of the calendar year in which the performance period ended. A participant must be employed on the date of payment in order to receive a payout of an award, unless the participant’s employment terminates due to death or disability, in which case the participant (or the participant’s successor) shall be entitled to a prorated payment for the portion of the performance period during with the participant was employed. At any time during the performance period, the compensation committee has discretion to amend the performance targets to reflect material adjustments in or changes to our policies, to reflect material corporate changes such as mergers or acquisitions, and to reflect such other events having a material impact on the performance targets, so long as such adjustments to awards qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code will not disqualify the award.
     Maximum Payments. The maximum amount payable under the Cash Bonus Plan to any covered officer under Section 162(m) of the Internal Revenue Code for any year cannot exceed $2 million.
     Amendments. The board of directors may at any time terminate, suspend or modify the Cash Bonus Plan and the terms and provisions of any award to any participant that has not been paid. Amendments are subject to approval of the shareholders only if such approval is necessary to maintain the Cash Bonus Plan in compliance with the requirements of Section 162(m) of the Internal Revenue Code.
     Tax Matters. As described in the Compensation Discussion and Analysis section of this Proxy Statement, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation.” One of the conditions for qualification as “performance-based compensation” is that the shareholders must approve the material terms of the performance targets and re-approve those material terms every five years. Amounts paid under the objective performance targets established under the Cash Bonus Plan will, under current tax law, qualify as performance-based compensation if shareholders approve the Cash Bonus Plan.
     Plan Benefits. The Cash Bonus Plan will be effective January 1, 2009 so long as it is approved at a meeting of the shareholders no later than April 24, 2008 or any adjournment thereof. As a result, the first awards granted under the Cash Bonus Plan will relate to fiscal 2009. Amounts payable under the Cash Bonus Plan for fiscal 2009 are not determinable because the performance targets and target opportunities will not be set by the compensation committee until early in fiscal 2009. However, the benefits paid to our named executive officers under the similar plan for fiscal 2007 are set forth under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 17.
     Our board of directors recommends that the shareholders vote for the approval of the Life Time Fitness, Inc. Executive Cash Bonus Plan.
PROPOSAL NO. 4 –
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE LIFE TIME FITNESS, INC. 2004
LONG-TERM INCENTIVE PLAN
Introduction
     On February 25, 2008, our board of directors, upon recommendation of the compensation committee of the board, approved the amendment and restatement of the Life Time Fitness, Inc. 2004 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), subject to shareholder approval.
     The amended and restated Long-Term Incentive Plan contains certain new or revised terms, including:
•	The provision permitting a buy out of stock option gains upon certain changes of control has been revised to clarify the mechanics of any such buy out.

•	The “change of control” definition, as it applies to awards granted after the effective date of the amendment and restatement of the Long-Term Incentive Plan has been modified to conform to include certain events that the company and its executives would generally agree are in fact changes of control of the company and to exclude those that would generally not be regarded as changes of control. The modified definition of “change of control” generally includes (i) a change of 50% or more of the board members, without board approval; (ii) consummation of a merger or other business combination unless the company’s shareholders own a majority of the voting power and common stock of the surviving corporation and other conditions are satisfied; (iii) acquisition of beneficial ownership by a person or group which results in aggregate beneficial ownership of 30% or more of voting power or common stock, subject to certain exceptions; and (iv) a plan to liquidate or dissolve the company.

•	The provision authorizing the compensation committee to make adjustments in the case of certain equity restructuring transactions, such as stock splits, was revised to provide for mandatory adjustments to the extent required by SFAS 123(R), which amendment was approved by the board earlier this year, and is incorporated in this amended and restated version.
     Consistent with the original plan, the amended and restated Long-Term Incentive Plan continues to provide the following terms:
•	All stock options must be issued at fair market value; as a result, the Long-Term Incentive Plan prohibits discounted awards.

•	Our compensation committee, consisting of independent directors, administers the Long-Term Incentive Plan.

•	Repricing of stock options and stock appreciation rights is prohibited without shareholder approval.

•	Restricted shares and restricted share units, must have a minimum time-based restriction period of three years, unless otherwise determined by our compensation committee.

•	Performance awards must have a performance period of at least one year, unless otherwise determined by our compensation committee.

•	Awards will generally terminate immediately if a participant’s employment is terminated for cause.
     In addition, because the vesting and payout of awards under the Long-Term Incentive Plan may be conditioned upon the satisfaction of performance measures specified in the Long-Term Incentive Plan, such awards are intended to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation that is “performance-based.” We are therefore seeking approval from shareholders of the performance measures set forth in the Long-Term Incentive Plan.
Summary of the Long-Term Incentive Plan
     The Long-Term Incentive Plan will be effective when approved by our shareholders at the annual meeting. A copy of the Long-Term Incentive Plan is attached to this proxy statement as Appendix B, and this discussion is qualified in its entirety by reference to the full text of the Long-Term Incentive Plan.
Purposes of the Long-Term Incentive Plan
     The purposes of the Long-Term Incentive Plan are to provide long-term incentives to those persons with responsibility for our success and growth, to associate the interests of such persons with those of our shareholders, to assist us in recruiting, retaining and motivating a diverse group of employees, consultants, advisors and non-employee directors on a competitive basis, and to ensure a pay-for-performance linkage for such employees and non-employee directors.
Administration
     The Long-Term Incentive Plan will be administered by our compensation committee. The compensation committee has the authority to establish, amend and waive rules relating to the Long-Term Incentive Plan; determine the identity of participants, timing, type and amount of any awards; and determine other terms and conditions of awards. The compensation committee may delegate its responsibilities under the Long-Term Incentive Plan to (i) a subcommittee, (ii) to any one or more of its members, and (iii) to our employees for the purposes of executing documents on behalf of the compensation committee or to otherwise assist the compensation committee in the administration and operation of the Long-Term Incentive Plan, provided that no delegation may be made that would cause the awards or other transactions under the Long-Term Incentive Plan to cease to be exempt from Section 16(b) of the Securities Exchange Act of 1934 or cause an award to cease to qualify for a performance based exception section forth in Section 162(m)(4)(C) of the Internal Revenue Code.

Eligibility
     All of our officers, employees, non-employee directors, consultants or advisors are eligible to receive awards, other than incentive stock options, under the Long-Term Incentive Plan. Incentive stock options may only be granted to our employees who do not, at the time of grant, own stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock.
Number of Shares Available for Issuance under Long-Term Incentive Plan
     The total number of shares of our common stock available for issuance under the Long-Term Incentive Plan and for issuance as incentive stock options is 3,500,000, subject to adjustment for future stock splits, stock dividends and similar changes in the our capitalization. Any shares of our common stock subject to an award under the Long-Term Incentive Plan that expires, is cancelled, is settled in cash or is otherwise terminated may again be used for an award under the Long-Term Incentive Plan.
     The maximum number of stock options, stock appreciation rights and restricted shares that can be granted to any eligible participant during a single calendar year cannot exceed 750,000. The maximum per eligible participant, per calendar year amount of awards other than stock options, stock appreciation rights, restricted stock units and restricted shares shall not exceed two (2) times the eligible participant’s base salary. The maximum award that may be granted to any eligible participant for a performance period greater than one year shall not exceed the foregoing annual maximum multiplied by the number of full years in the performance period.
Types of Awards
     The types of awards that may be granted under the Long-Term Incentive Plan include incentive and non-qualified stock options, stock appreciation rights, restricted shares, restricted share units, performance awards, and other stock-based awards. Subject to exception for a participant’s termination, death or total disability, the incentive and non-qualified stock options and stock appreciation rights will terminate after ten (10) years after the date of grant, unless otherwise determined by the committee. Except for the participant’s death or total disability, restricted shares and restricted share units will terminate at the date of the participant’s termination of employment, unless otherwise determined by the committee.
     In addition to the general characteristics of all of the awards described in this proxy statement, the basic characteristics of awards that may be granted under the Long-Term Incentive Plan are as follows:
     Incentive and Non-Qualified Stock Options. Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the compensation committee may determine but not less than the fair market value (as defined in the Long-Term Incentive Plan) of a share of our common stock as of the date the option is granted. We determine fair market value of our common stock based on the closing price of our common stock on the NYSE on the date of grant; however, if no sale of our stock occurred on that date, we will use the closing price on the next preceding date on which a sale of our stock occurred. The aggregate fair market value of all the shares of our common stock with respect to which incentive stock options may first become exercisable by a participant for the first time during any year shall not exceed $100,000 under the Long-Term Incentive Plan. Incentive and non-qualified stock options may be granted alone or in tandem with stock appreciation rights, however if the options are granted in tandem with stock appreciation rights the exercise of either will result in the simultaneous cancellation of the same number of tandem options or stock appreciation rights. The option exercise price for any outstanding options may not be decreased after the date of grant nor may any outstanding options granted under the Long-Term Incentive Plan be surrendered to us as consideration for the grant of a new option with a lower option exercise price or otherwise subject to any action that would be treated as a repricing without the approval of our shareholders.
     Stock Appreciation Rights. The value of a stock appreciation right granted to a recipient is determined by the appreciation in our common stock. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a purchase price specified by the compensation committee at the time the right is granted. The purchase price specified by the compensation committee must be at least equal to the fair market value (as defined in the Long-Term Incentive Plan) of the specified number of shares of our common stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be made in cash, common stock valued at fair market value on the date of exercise, a combination of cash and common stock, or by any method the compensation committee may determine. The purchase price per share of the common stock covered by a stock appreciation right granted under the Long-Term Incentive Plan may not, with limited exception, be decreased, cancelled in conjunction with the grant of any new stock appreciation right with a lower purchase price per share, or otherwise subject to any action that would be treated as a repricing. A stock appreciation right may be granted alone or in tandem with incentive and non-qualified stock options, however if the stock appreciation rights are granted in tandem with options, the exercise of either will result in the simultaneous cancellation of the same number of tandem options or stock appreciation rights.
     Restricted Shares and Restricted Share Units. Our common stock granted to recipients may contain such restrictions as the compensation committee may determine, including, without limitation: a requirement that participants pay a stipulated purchase price for each restricted share or each restricted share unit; restrictions based upon the achievement of specific performance goals; time-based restrictions on vesting; and/or restriction under applicable Federal or state securities law. Any time-based restriction period will not be less than three years, unless otherwise determined by the compensation committee at the time of grant. Awards of restricted shares and restricted share units shall have the right to receive dividends in cash or other property, unless the compensation committee determines otherwise. Awards of restricted shares shall have the right to vote such shares as the record owner of the restricted shares, unless the compensation committee determines otherwise. At the end of the restriction period, a certificate representing the number of shares to which the participant is then entitled shall be delivered to the participant free and clear of the restrictions.
     Payments with respect to restricted share units that become payable in accordance with their terms and conditions shall, as determined by the compensation committee, be settled in cash, shares of common stock, or a combination of cash and shares.
     Performance Awards. Performance awards consist of performance shares or performance units. Performance awards entitle the recipient to payment in amounts determined by the compensation committee based upon the achievement of specified performance measures over a performance period. The performance period shall be one year, unless otherwise determined by the compensation committee. With respect to participants who are “covered employees” under Section 162(m) of the Internal Revenue Code, the performance measures are set by our compensation committee at the start of each performance period and are based on one or more or any combination of the following criteria: stock price; market share; sales; revenue; cash flow; sales volume; earnings per share; EBITDA; pre-tax income; return on equity; return on assets; return on sales; return on invested capital; economic value added; net earnings; total shareholder return; gross margin; and/or costs.
     The performance measures may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function, business unit or affiliate in which the participant is employed. In addition to selecting the performance targets, the compensation committee will also approve the level of attainment required to earn a payment under an award, which may be made relative to the performance of other corporations.
     Other Stock-Based Awards. The compensation committee is authorized to grant to eligible participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock (including, without limitation, securities convertible into shares of common stock), as are deemed by the compensation committee to be consistent with the purpose of the Long-Term Incentive Plan. The shares of common stock or other securities delivered shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares of common stock, other securities, other awards or other property or any combination thereof), as the compensation committee shall determine. The value of the consideration, as established by the compensation committee, shall not be less than 100% of the fair market value of such shares of common stock or other securities as of the date such purchase right is granted, unless otherwise determined by the compensation committee.
     Dividend Equivalents. The compensation committee is authorized to grant dividend equivalents to eligible participants under which the participant shall be entitled to receive payments (in cash, shares of common stock, other securities, other awards or other property as determined in the discretion of the compensation committee) equivalent to the amount of cash dividends paid by us to holders of shares of common stock with respect to a number of shares of common stock determined by the compensation committee.
Acceleration of Awards, Lapse of Restrictions
     Consistent with the terms of the Long-Term Incentive Plan, the compensation committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance measures and payments, upon such terms and conditions as are set forth in the participant’s award agreement, or otherwise in the compensation committee’s discretion.

The Long-Term Incentive Plan provides for acceleration upon a “change of control” (as defined in the Long-Term Incentive Plan), unless the award provides otherwise.
Adjustments, Amendments, Terminations
     In the event of any “equity restructuring” within the meaning of SFAS 123(R), such as a stock dividend, stock split, spin off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Long-Term Incentive Plan requires the compensation committee to equitably adjust the number and type of shares available for awards or subject to outstanding awards, and the exercise price of such awards. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization, or any partial or complete liquidation of us, the compensation committee has the discretion to make such equitable adjustments similar to those described above as it deems appropriate to prevent enlargement or diminution of participants’ rights.
     The Long-Term Incentive Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and us on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the compensation committee, unless any such amendment is determined by the compensation committee to be materially adverse to the participant and not required as a matter of law. No amendment shall reduce the exercise price of, or “reprice,” any outstanding award, without shareholder approval. The Long-Term Incentive Plan also gives the board of directors the right to amend, modify, terminate or suspend the Long-Term Incentive Plan, except that amendments to the Long-Term Incentive Plan are subject to shareholder approval in certain circumstances, which generally require shareholder approval pursuant to applicable law or stock exchange rules.
     The original Long-Term Incentive Plan will remain in effect until April 24, 2014, however, if this amendment and restatement of the Long-Term Incentive Plan is approved by shareholders, the plan will remain in effect until the tenth anniversary of such shareholder approval, or such earlier date on which the Long-Term Incentive Plan is terminated.
Awards to Non-Employee Directors
     Non-employee directors are eligible to receive any and all types of awards other than incentive stock options under the Long-Term Incentive Plan. The board must approve all awards to non-employee directors. If a non-employee director ceases to be a member of the board for any reason other than death, total disability or retirement prior to the granting of an award in respect of the fiscal year in which the event occurred, the non-employee director’s rights to any award in respect of the fiscal year during which such cessation occurred will terminate unless the board determines otherwise.
     Each stock option granted to a non-employee director shall have an exercise price equal to the fair market value on the grant date and shall vest in accordance with the terms of an award agreement and shall have a term of ten years. In the event a non-employee director terminates membership on the board prior to the vesting date, or lapsing of any restrictions, of an award, then (A) if such termination is the result of such non-employee director’s death, total disability or retirement, such award shall immediately vest or, as applicable, the restrictions shall lapse, and, in the case of options, be exercisable, and (B) if such termination is the result of an event other than death, total disability or retirement, such award shall immediately terminate and expire. No options granted to a non-employee director may be exercised after he or she ceases to be a member of the board, except that: (A) if such cessation occurs by reason of death, the options then held by the non-employee director may be exercised by his or her designated beneficiary (or, if none, his or her legal representative) until the expiration of such options in accordance with the terms hereof; (B) if such cessation occurs by reason of the non-employee director incurring a total disability, the options then held by the non-employee director may be exercised by him or her until the expiration of such options in accordance with its terms; and (C) if such cessation occurs by reason of the non-employee director’s retirement, the options then held by the non-employee director may be exercised by him or her until the expiration of such options in accordance with the terms hereof.

Federal Tax Considerations
     The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the Long-Term Incentive Plan.
     Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the Long-Term Incentive Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.
     Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.
     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.
     Non-Qualified Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Long-Term Incentive Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
     Stock Appreciation Rights and Performance Units. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described below with respect to a disposition of unrestricted shares.
     Restricted and Unrestricted Stock; Restricted Stock Units. Unless the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
     With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

     When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
     A recipient will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction, when the restricted stock units have vested and been settled in cash and/or shares of our common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our common stock received on the date of issuance.
     Withholding. The Long-Term Incentive Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes.
New Plan Benefits
     The specific individuals who will be granted awards under the Long-Term Incentive Plan and the type and amount of any such awards will be determined by the compensation committee, subject to annual limits on the maximum amounts that may be awarded to any individual, as described above. Accordingly, future awards to be received by or allocated to particular individuals under the Long-Term Incentive Plan are not presently determinable.
     Our board of directors recommends that the shareholders vote for the approval of the Amended and Restated Life Time Fitness, Inc. 2004 Long-Term Incentive Plan.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information with respect to the beneficial ownership of our common stock as of February 26, 2008 by:
•	each person who is known by us to own beneficially more than 5% of our voting securities;

•	each current director;

•	each director nominee;

•	each of the named executive officers; and

•	all directors and executive officers as a group.
     Beneficial ownership is determined in accordance with the Securities and Exchange Commission’s rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of February 26, 2008, are deemed to be outstanding and beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
     Except as indicated in the notes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Percentage of ownership is based on 39,155,468 shares of our common stock outstanding on February 26, 2008. The address for each executive officer and director is 2902 Corporate Place, Chanhassen, MN 55317.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Common Stock
Principal Shareholders (1):
Bank of America Corporation (2)	2,699,910	6.9%
Bank of America Corporate Center 100 North Tryon Street, Floor 25 Charlotte, NC 28255
Capital Research Global Investors (3)	2,500,000	6.4%
333 South Hope Street Los Angeles, CA 90071
FMR LLC (4)	2,736,500	7.0%
82 Devonshire Street Boston, MA 02109
William Blair & Company, L.L.C. (5)	3,726,279	9.5%
222 W. Adams Street Chicago, IL 60606
Non-Employee Directors:
Giles H. Bateman	7,243	*
James F. Halpin (6)	55,603	*
Guy C. Jackson	11,649	*
John B. Richards	3,775	*
Stephen R. Sefton (7)	365,880	*
Joseph S. Vassalluzzo	8,825	*
Named Executive Officers:
Bahram Akradi (8)	4,135,700	10.6%
Michael J. Gerend (9)	130,522	*
Michael R. Robinson (10)	170,000	*
Eric J. Buss (11)	56,997	*
Mark L. Zaebst (12)	31,750	*
All directors and executive officers as a group (12 persons) (13)	5,022,988	12.7%

*	Less than 1%

(1)	Mr. Akradi is listed below and also owns beneficially more than 5% of our voting securities.

(2)	United States Trust Company, N.A. merged into Bank of America Corporation on July 1, 2007. Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2008 reflecting the shareholder’s beneficial ownership as of December 31, 2007. Bank of America had sole voting power for 0 shares, shared voting power for 2,127,376 shares, sole dispositive power for 0 shares and shared dispositive power for 2,699,910 shares.

(3)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008 reflecting the shareholder’s beneficial ownership as of December 31, 2007.

(4)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 reflecting the shareholder’s beneficial ownership as of December 31, 2007. FMR LLC had sole voting power for 39,265 shares, shared voting power for 0 shares, sole dispositive power for 2,736,500 shares and shared dispositive power for 0 shares.

(5)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 9, 2008 reflecting the shareholder’s beneficial ownership as of December 31, 2007.

(6)	Includes 47,500 shares of common stock owned by Mr. Halpin’s spouse. Also includes 1,000 shares of common stock owned by each of Mr. Halpin’s son and daughter. Mr. Halpin disclaims beneficial ownership of the shares owned by his spouse, son and daughter.

(7)	Includes 232,285 shares of common stock owned by Minnesota Private Equity Fund, L.P. Mr. Sefton is the general partner of Minnesota Private Equity Fund, L.P.

(8)	Includes 37,500 shares of common stock underlying options that are exercisable within 60 days of February 26, 2008. On December 2, 2005, Mr. Akradi entered into a prepaid forward contract with an unrelated third party related to up to 296,000 shares of common stock of our company.

(9)	Includes 109,000 shares of common stock underlying options that are exercisable within 60 days of February 26, 2008.

(10)	Includes 148,500 shares of common stock underlying options that are exercisable within 60 days of February 26, 2008.

(11)	Includes 40,475 shares of common stock underlying options that are exercisable within 60 days of February 26, 2008.

(12)	Includes 8,250 shares of common stock underlying options that are exercisable within 60 days of February 26, 2008.

(13)	Includes 350,225 shares of common stock underlying options issued to six executive officers that are exercisable within 60 days of February 26, 2008.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transaction Approval Policy
     In February 2007, our board of directors adopted a formal related person transaction approval policy, which sets forth our company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our company’s filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest, but exempts the following:
•	payment of compensation by our company to a related person for the related person’s service to our company in the capacity or capacities that give rise to the person’s status as a “related person;”

•	transactions available to all employees or all shareholders of our company on the same terms; and

•	transactions, which when aggregated with the amount of all other transactions between the related person and our company, involve less than $120,000 in a fiscal year.
     The audit committee of our board of directors must approve any related person transaction subject to this policy before commencement of the related party transaction. The committee will analyze the following factors, in addition to any other factors the committee deems appropriate, in determining whether to approve a related party transaction:
•	whether the terms are fair to our company;

•	whether the transaction is material to our company;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interests of all related persons in the related person transaction.
     The committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the committees deems appropriate.
Related Person Transaction Summary
     Prior to the adoption of our related person transaction approval policy, our company entered into the transaction involving related parties described below. We believe that the transaction set forth below was on terms no less favorable than we could have obtained from unaffiliated parties.

     In October 2003, we leased a center located within a shopping center that is owned by a general partnership in which Mr. Akradi has a 50% interest. We paid rent pursuant to this lease of $480,000 in 2007. The terms of the lease were negotiated by one of our independent directors on behalf of our company and were reviewed and approved by a majority of our independent and disinterested directors. To assist our board of directors in evaluating this transaction, a third-party expert was retained to review the terms of the lease. The third-party expert determined that the terms of the lease were at market rates.
     Other than the transactions set forth above, our company had no other transactions during fiscal 2007 which required review, approval or ratification under our related person transaction approval policy or where the related person transaction approval policy’s policies and procedures were not followed.
EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information as of December 31, 2007 for compensation plans under which securities may be issued:

		Weighted-average	Number of securities
	Number of securities to be issued	exercise price of	remaining available for
	upon exercise of outstanding	outstanding options,	future issuance under
Plan Category	options, warrants and rights	warrants and rights	equity compensation plans
Equity Compensation Plans Approved by Security Holders	1,208,267 (1)	$21.17	2,755,551 (2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,208,267	$21.17	2,755,551

(1)	This amount includes 12,000 shares issuable upon the exercise of outstanding stock options granted under the 1996 plan, 304,905 shares issuable upon the exercise of outstanding stock options granted under the 1998 Plan and 891,362 shares issuable upon the exercise of outstanding stock options granted under the 2004 Plan. In addition to this amount, 13,835 shares were subject to purchase under the Life Time Fitness, Inc. Employee Stock Purchase Plan for the purchase period ended December 31, 2007.

(2)	This amount includes 1,276,686 shares available for issuance pursuant to equity awards that could be granted in the future under the 2004 Plan and 1,478,865 shares available for issuance under the Life Time Fitness, Inc. Employee Stock Purchase Plan.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the 1934 Act requires that our company’s directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required to furnish our company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to our company and written representations from our company’s directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 2007, except for:
•	a Form 4 for Mr. Richards to report his acquisition of 250 shares that occurred on May 2, 2007 that was reported on July 5, 2007.

•	a Form 4 for Mr. Akradi to report his disposition of 25,000 shares that occurred on August 8, 2007 that was reported on August 14, 2007.

ADDITIONAL INFORMATION
     Our 2007 Annual Report and our Annual Report on Form 10-K for fiscal year 2007, including financial statements, are being mailed with this proxy statement.
     As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the shares represented by these proxies.
     Shareholders who wish to obtain an additional copy of our Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2007, may do so without charge by writing to Investor Relations, Life Time Fitness, Inc., 2902 Corporate Place, Chanhassen, MN 55317.

By Order of the Board of Directors,

Eric J. Buss
Secretary

Dated: March 6, 2008

Appendix A
LIFE TIME FITNESS, INC.
EXECUTIVE CASH BONUS PLAN
     1. Purpose. The purpose of the Life Time Fitness, Inc. Executive Cash Bonus Plan (the “Plan”) is to provide incentives to the executive officers and other key employees of Life Time Fitness, Inc. (the “Company”) and its affiliates to work to produce a strong return to the shareholders of the Company and to encourage such executive officers and other key employees to remain in the employ of the Company and its affiliates. Certain amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.
     2. Definitions. The terms defined in this section are used (and capitalized) elsewhere in the Plan.
          “Award” means an award payable to a Participant pursuant to Section 4 hereof.
          “Board” means the Board of Directors of the Company.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan.
          “Covered Employee” means all Participants whose compensation, in the Performance Period for which the Award is calculated, is or, in the Compensation Committee’s discretion, may be subject to the compensation expense deduction limitations set forth in Section 162(m) of the Code.
          “Disability” shall have the meaning set forth in the long-term disability program of the Company, unless otherwise defined in an individual agreement applicable to the Participant.
          “Eligible Employee” means any executive officer or other key employee of the Company or an affiliate thereof.
          “Participant” means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.
          “Performance Period” means the Company’s fiscal year or any portion thereof, including a year-to-date period of at least a month within the fiscal year.
          “Performance-Based Compensation” means an Award to a Covered Employee that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

     3. Administration.
     3.1 Authority of Committee. The Committee shall administer this Plan. The Committee shall have exclusive power, subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee shall have the authority to interpret this Plan and any Award made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, subject to the provisions of this Plan. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee.
     3.2 Delegation. The Committee may delegate to the Chief Executive Officer the authority, with respect to Eligible Employees who are not executive officers of the Company, to (i) determine which such Eligible Employees will be granted Awards under the Plan, (ii) the amount and terms of Awards under the Plan for such Participants and (iii) take all other actions of the Committee, including administration and interpretation, of such Awards. Awards granted pursuant to such delegated authority shall be made consistent with the criteria established by the Committee and shall be subject to any other restrictions placed on the delegation by the Committee.
     3.3 Indemnification. To the full extent permitted by law, (i) no member or former member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members or former members of the Committee shall be entitled to indemnification by the Company against and from any loss incurred by such members by reason of any such actions and determinations.
     4. Awards.
     4.1 Allocation of Awards. No later than 25% of the days into a Performance Period, the Committee may select such Eligible Employees as it deems appropriate to participate in the Plan. Eligible Employees selected to participate will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected by the Committee that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function, business unit or affiliate of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: stock price, market share, sales, revenue, cash flow, sales volume, earnings per share, EBITDA, pre-tax income, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, and/or costs.

As appropriate, any such targets may be expressed in absolute amounts, on a per share basis or as a change from preceding Performance Periods. The performance goals based on these performance targets may also be made relative to the performance of other corporations. In addition, with respect to an Award that is not intended to qualify as Performance-Based Compensation, performance targets may include any other measures determined by the Committee.
     4.2 Maximum Amount of Awards. No Covered Employee shall be entitled to receive an Award for any Performance Period that exceeds $2,000,000.
     4.3 Adjustments. At any time during the Performance Period, the Committee may amend the targets for a Performance Period to reflect material adjustments in or changes to the Company’s policies, to reflect material Company changes such as mergers or acquisitions, and to reflect such other events having a material impact on the targets, provided that no such adjustment shall be made to an Award intended to qualify as Performance-Based Compensation if the effect of such adjustment would be to cause the Award to fail to qualify as Performance-Based Compensation. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise. No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant.
     4.4 Payment of Awards. Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance targets were attained and the Awards payable to Participants. Each Participant shall receive payment in cash of the Award as soon as practicable following the determination in respect thereof made pursuant to this Section 4.4, provided that payment shall be made no more than two and a half months after the end of the calendar year in which the Performance Period ended. A Participant must be employed on the date of payment in order to receive a payout of an Award, unless the Participant’s employment terminates due to death or Disability, in which case the Participant (or his or her successors) shall be entitled to a prorated payment for the portion of the Performance Period during which the Participant was employed.
     4.5 New Hires; Job Changes. Newly hired or promoted Participants are eligible for participation beginning with the first day of the month following their hire or promotion date. If a Participant moves to a new position during a Performance Period that has a different target pay opportunity, any payments under this Plan will be prorated for time in the respective positions. Notwithstanding the foregoing, no Award that is intended to qualify as Performance-Based Compensation shall be made to any new hire or promoted Eligible Employee, and no change in target pay opportunity may be to an Eligible Employee, unless expressly approved by the

Committee in accordance with the requirements of Section 162(m) of the Code and regulations promulgated thereunder.
     5. Effective Date of the Plan. The Plan shall become effective as of January 1, 2009; provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present or represented and entitled to vote in person or by proxy on this matter at a meeting of the shareholders of the Company no later than April 24, 2008 or any adjournment thereof and that the affirmative vote is of a majority of the minimum number of outstanding shares of Common Stock of the Company necessary to constitute a quorum for the transaction of business at the meeting. The Plan shall remain in effect until it has been terminated pursuant to Section 8.
     6. Right to Terminate Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of a Participant with or without cause.
     7. Tax Withholding. The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.
     8. Amendment, Modification and Termination of the Plan. The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award to any Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.
     9. Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. No Participant shall, by virtue of this Plan, have any interest in any specific assets of the Company or any of its direct or indirect subsidiaries.
     10. Other Benefit and Compensation Programs. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem appropriate. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular recurring compensation for purposes of the termination, indemnity or severance pay law of any state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines otherwise.

     11. Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota and construed accordingly.

Appendix B
AMENDED AND RESTATED
LIFE TIME FITNESS, INC.
2004 LONG-TERM INCENTIVE PLAN
(EFFECTIVE AS OF APRIL 24, 2008)
1. PURPOSES.
     The purposes of this Plan are to provide long-term incentives to those persons with responsibility for the success and growth of Life Time Fitness, Inc. (the “Company”) and its subsidiaries, divisions and affiliated businesses, to associate the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating a diverse group of employees, consultants, advisors and non-employee directors on a competitive basis, and to ensure a pay-for-performance linkage for such employees and outside directors.
2. DEFINITIONS.
     For purposes of this Plan:
     (a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or such “parent corporation” or “subsidiary corporation” owns an equity interest.
     (b) “Award” or “Awards” means a grant under this Plan in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, or any or all of them.
     (c) “Award Agreement” means any written or electronic agreement contract or other instrument or document evidencing the grant of an Award, which may but is not required to be signed by a Participant, in such form and including such terms as the Committee in its sole discretion shall determine.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” means, unless otherwise defined in an Individual Agreement, (i) dishonesty or violation of any duty owed to the Company; (ii) conviction of a felony crime; (iii) any material act or omission involving willful malfeasance or gross negligence in the performance of duties to the Company; (iv) willful damage to the Company’s business and/or relationships with customers or suppliers; and, (v) failure, refusal or inability to perform duties in accordance with the directions, policies, and practices of the Company. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant have the sole discretion to determine whether “Cause” exists, and its determination shall be final.
     (f) “Change in Control” is defined in Section 11(b).

     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Committee” means the Compensation Committee of the Board.
     (i) “Common Stock” means the common stock, par value $.02 per share, of the Company.
     (j) “Effective Date” shall have the meaning set forth in Section 13.
     (k) “Eligible Participants” means any of the following individuals who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in this Plan: any officer, employee, non-employee director, consultant or advisor of the Company or its Affiliates. The term employee does not include any individual who is not, as of the grant date of an Award, classified by the Company or any Affiliate as an employee on its corporate books and records even if that individual is later reclassified (by the Company, such Affiliate, any court or any governmental or regulatory agency) as an employee as of the grant date. Except when referring to ISOs, all references in this Plan to “employee,” “employment” or similar words shall, with respect to consultants or advisors, refer to the consulting or advisory services provided by such consultants or advisors to the Company and shall, with respect to Non-Employee Directors, refer to service as a member of the Board.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.
     (m) “Fair Market Value” on any date means:
(i)	the closing price of the stock as reported for composite transactions, if the Company’s Common Stock is then traded on a national securities exchange;

(ii)	the average of the closing representative bid and asked prices of the Company’s Common Stock as reported on a quotation system on the date as of which fair market value is being determined, if the Company’s Common Stock is then so traded; or

(iii)	if the Common Stock of the Company is not publicly traded on the date of grant of any Award under this Plan, the Committee shall make a good faith attempt to determine the fair market value of a share of Common Stock using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.
     (n) “Individual Agreement” means an employment, consulting or similar written agreement between a Participant and the Company or any one of its Affiliates.
     (o) “ISO” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

     (p) “Non-Employee Director” means a member of the Board who is not an employee of the Company.
     (q) “NQSO” or “Non-Qualified Stock Option” means any Option that is not designated as an ISO or even if so designated does not qualify as an ISO on or subsequent to its grant date.
     (r) “Options” means the right to purchase shares of Common Stock at a specified price for a specified period of time.
     (s) “Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to this Plan.
     (t) “Participant” means an individual who has received an Award under this Plan.
     (u) “Performance Awards” means an Award of Performance Shares or Performance Units based on the achievement of Performance Goals during a Performance Period.
     (v) “Performance Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).
     (w) “Performance Goals” means the goals established by the Committee under Section 7(d).
     (x) “Performance Measures” means the criteria set out in Section 7(d) that may be used by the Committee as the basis for a Performance Goal.
     (y) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Award has been earned.
     (z) “Performance Shares” means shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.
     (aa) “Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.
     (bb) “Plan” means the Life Time Fitness, Inc. 2004 Long-Term Incentive Plan, as amended and restated from time to time.
     (cc) “Restriction Period” means, with respect to Restricted Shares or Restricted Share Units, the period during which any restrictions set by the Committee remain in place. Restrictions remain in place until such time as they have lapsed under the terms and conditions of the Restricted Shares or Restricted Share Units or as otherwise determined by the Committee.

     (dd) “Restricted Shares” means shares of Common Stock that may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed.
     (ee) “Restricted Share Units” means the right, as described in Section 7(c), to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock.
     (ff) “Retirement” with respect to a Non-Employee Director shall mean termination from the Board after such Non-Employee Director shall have attained at least age 70 or after such Non-Employee Director shall have satisfied the criteria for Retirement established by the Committee from time to time.
     (gg) “Stock Appreciation Rights” or “SARs” means the right to receive the difference between the Fair Market Value of a share of Common Stock on the grant date and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised.
     (hh) “Total Disability” shall have the meaning set forth in the long-term disability program of the Company, unless otherwise defined in an Individual Agreement.
     3. ADMINISTRATION OF THIS PLAN.
     (a) Authority of Committee. This Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described herein):
•	to select the persons to be granted Awards under this Plan,

•	to determine the type, size and terms of Awards to be made to each person selected,

•	to determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made,

•	to establish objectives and conditions for earning Awards,

•	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with this Plan) and who must sign such agreement,

•	to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period,

•	to determine if and when an Award may be deferred,

•	to determine the guidelines and/or procedures for the payment or exercise of Awards, and

•	to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted under this Plan comply with the Performance Based Exception under Code Section 162(m).
     (b) Interpretation of Plan. The Committee shall have full power and authority to administer and interpret this Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of this Plan and which, in its opinion, may be necessary or advisable for the administration and operation of this Plan. The Committee’s interpretations of this Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any person receiving an Award under this Plan.
     (c) Delegation of Authority. To the extent not prohibited by law, the Committee may (i) delegate its authority and administrative powers hereunder to a subcommittee, (ii) allocate all or any portion of its responsibilities and powers to any one or more of its members and, (iii) grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of this Plan, provided that no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for the Performance Based Exception to case to qualify for such exception. Any such allocation or delegation may be revoked by the Committee at any time.
     (d) Section 162(m) and Rule 16b-3 Compliance. In the case of any grants made to insiders or Awards that are intended to qualify for the Performance Based Exception, the Committee shall delegate its authority to a subcommittee composed solely of two or more directors who qualify as an “independent director” within the meaning of the applicable stock exchange, as an “outside director” within the meaning of Section 162(m) of the Code, and as a “non-employee director” within the meaning of Rule 16b-3.
4. ELIGIBILITY.
     Awards may be granted under this Plan to Eligible Participants.
5. SHARES OF COMMON STOCK SUBJECT TO THIS PLAN.
     (a) Authorized Number of Shares. Unless otherwise authorized by the Company’s shareholders and subject to the provisions of this Section 5 and Section 10, the maximum aggregate number of shares of Common Stock available for issuance under this Plan shall be 3,500,000. Subject to the provisions of this Section 5 and Section 10, the maximum number of shares of Common Stock that may be issued pursuant to Options intended to be ISO’s shall be 3,500,000 shares.
     (b) Share Counting. The following shall apply in determining the number of shares remaining available for grant under this Plan:

(i)	In connection with the granting of an Option or other Award (other than a Performance Unit denominated in dollars), the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares in respect of which the Option or Award is granted or denominated; provided, however, that, in the case of Stock Appreciation Rights granted in tandem with Options (so that only one may be exercised with the other terminating upon such exercise), the number of shares of Common Stock shall only be taken into account once (and not as to both Awards) for purposes of this Section 5 and the limitations hereunder; and provided further where a SAR is settled in shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be reduced only by the number of shares issued in such settlement.

(ii)	If any Option is exercised by tendering shares of Common Stock to the Company as full or partial payment of the exercise price, the number of shares available for issuance under this Plan shall be increased by the number of shares so tendered.

(iii)	Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the shares allocable to the expired, cancelled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted under this Plan.

(iv)	Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company as a result of an acquisition will not count against the reserve of available shares under this Plan. The terms and conditions of the substitute or assumed Awards may vary from the terms and conditions set forth in this Plan to the extent the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.
     (c) Shares to be Delivered. Shares of Common Stock to be delivered by the Company under this Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares or shares acquired on the open market.
     (d) Fractional Shares. No fractional shares of Common Stock may be issued under this Plan; however, cash shall be paid in lieu of any fractional shares in settlement of an Award.

6. AWARD LIMITATIONS.
     The maximum number of Options, SARs and Restricted Shares that can be granted to any Eligible Participant during a single calendar year cannot exceed 750,000. The maximum per Eligible Participant, per calendar year amount of Awards other than Options, SARs and Restricted Shares shall not exceed two (2) times the Eligible Participant’s base salary. The maximum Award that may be granted to any Eligible Participant for a Performance Period greater than one year shall not exceed the foregoing annual maximum multiplied by the number of full years in the Performance Period.
     7. AWARDS TO ELIGIBLE PARTICIPANTS.
     (a) Options.
(i)	Grants. Subject to the terms and provisions of this Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be. The grant of an Option shall occur on the date the Committee by resolution selects a Participant to receive a grant of an Option, determines the number of shares of Common Stock to be subject to such Option to be granted to such Participant and specifies the terms and provisions of the Option. The Company shall notify a Participant of any grant of an Option, and such Award shall be confirmed by, and subject to the terms of, an Award Agreement.

(ii)	Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company or any Affiliate as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or such Affiliate.

(iii)	ISO Limits. ISOs may only be granted to employees of the Company and its Affiliates and may only be granted to an employee who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate. The aggregate Fair Market Value of all shares with respect to which ISOs are exercisable by a Participant for the first time during any year shall not exceed $100,000; provided, however, that any Options or portions thereof that exceed such limit shall be treated as NQSOs notwithstanding any other provisions of the Award Agreement, but only to the extent of such excess. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

(iv)	No Repricing. Except for adjustments made pursuant to Section 10, the Option Exercise Price for any outstanding Option granted under this Plan may not be decreased after the date of grant nor may any outstanding Option granted under this Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Exercise Price or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option without the approval of the Company’s shareholders.

(v)	Buy Out of Option Gains. In the event of a Change of Control, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to (1) accelerate the vesting of each outstanding Option, (2) cancel each outstanding Option and (3) cause the Company to pay to the Participant, with respect to each share of Common Stock covered by the Option immediately prior to its cancellation, the excess of the Fair Market Value of a share of Common Stock over the Option Exercise Price for a share of Common Stock covered by such Option at the date the Committee provides written notice (the “Buy Out Notice”) of its intention to exercise such right. Buyouts pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice. For purposes of this Section 7(a)(v) only, if the Change of Control is of the nature described in clause (B) of Section 11(b)(i) or clause (C) of 11(b)(ii) or the result of a tender offer or exchange offer that constitutes a Change of Control under clause (B) of Section 11(b)(ii), “Fair Market Value” of a share of Common Stock means the fair market value, as determined in good faith by the Committee, of the consideration to be received per share of Common Stock by those shareholders of the Company electing to, or required to, receive such consideration upon the occurrence of such Change of Control, notwithstanding anything to the contrary provided in this Agreement.
     (b) Stock Appreciation Rights.
(i)	Grants. Subject to the terms and provisions of this Plan, SARs may be granted to Eligible Participants. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)	Purchase Price. The purchase price per share of Common Stock covered by a SAR granted pursuant to this Plan shall be equal to or greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company of any Affiliate as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or such Affiliate.

(iii)	Form of Payment. The Committee may authorize payment of a SAR in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise, a combination thereof, or by any other method as the Committee may determine.

(iv)	No Repricing. Except for adjustments pursuant to Section 10, in no event may any Stock Appreciation Right granted under this Plan be amended to decrease the purchase price per share of Common Stock covered thereby, cancelled in conjunction with the grant of any new Stock Appreciation Right with a lower purchase price per share, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, without the approval of the Company’s shareholders.
     (c) Restricted Shares / Restricted Share Units.
(i)	Grants. Subject to the terms and provisions of this Plan, Restricted Shares or Restricted Share Units may be granted to Eligible Participants.

(ii)	Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to this Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit; restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual); time-based restrictions on vesting; and/or restrictions under applicable Federal or state securities laws. Unless otherwise determined by the Committee at the time of grant, any time-based restriction period shall be for a minimum of three years. To the extent the Restricted Shares or Restricted Share Units are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(d) below.

(iii)	Payment of Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee.

(iv)	No Disposition During Restriction Period. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (a) cause a legend or legends to be placed on any certificates relating to such Restricted Shares, and/or (b) issue “stop transfer” instructions, to its transfer agent as it deems necessary or appropriate.

(v)	Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares and Restricted Share Units shall have the right to receive dividends in cash or other property or other distribution or rights in respect of such shares, and Participants who hold Restricted Shares shall have the right to vote such shares as the record owner thereof. Unless otherwise determined by the Committee, any dividends payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares or Restricted Share Units lapse.

(vi)	Share Certificates. Each certificate issued for Restricted Shares shall be registered in the name of the Participant and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Share Unit unless and until such unit is paid in shares of Common Stock.
     (d) Performance Awards.
(i)	Grants. Subject to the provisions of this Plan, Performance Awards consisting of Performance Shares or Performance Units may be granted to Eligible Participants. Performance Awards may be granted either alone or in addition to other Awards made under this Plan.

(ii)	Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee.

(iii)	Performance Measures. The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function, business unit or Affiliate of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: stock price, market share, sales, revenue, cash flow, sales volume, earnings per share, EBITDA, pre-tax income, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, and/or costs. The Performance Goals based on these Performance Measures may be made relative to the performance of other corporations. The Performance Measures to be used for Performance Awards that are not intended to satisfy the conditions for the Performance Based Exception under Code Section 162(m) may consist of other criteria determined by the Committee.

(iv)	Extraordinary Events. At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance Based Exception, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

(v)	Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Code Section 162(m): (A) the Committee shall interpret this Plan and this Section 7 in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.
     (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Participants, subject to the terms of this Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock), as are deemed by the Committee to be consistent with the purpose of this Plan. Shares of Common Stock or other securities delivered pursuant to a purchase right granted under this Section 7(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares of Common Stock, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted, unless otherwise determined by the Committee.
     (f) Dividend Equivalents. The Committee is hereby authorized to grant dividend equivalents to Eligible Participants under which the Participant shall be entitled to receive payments (in cash, shares of Common Stock, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of shares of Common Stock with respect to a number of shares of Common Stock determined by the Committee. Subject to the terms of this Plan, such dividend equivalents may have such terms and conditions as the Committee shall determine.
     (g) Termination of Awards. Unless otherwise provided in an Award Agreement, Awards shall terminate in accordance with this Section 7(g).
(i)	Options and SARs Granted to Eligible Participants. Each Option and SAR granted to an Eligible Participant pursuant to this Section 7 shall terminate:

If the Participant is then living, at the earliest of the following times:
(A)	ten (10) years after the date of grant of the Option or SAR, except in the event of death or Total Disability as provided below;

(B)	ninety (90) days after termination of employment with the Company or any Affiliate other than termination because of death or Total Disability or through discharge for Cause; provided, however, that if any Option or SAR is not fully exercisable at the time of such termination of employment, such Option or SAR shall expire on the date of such termination of employment to the extent not then exercisable;

(C)	immediately upon termination of Participant’s employment through discharge for Cause; or

(D)	any other time set forth in the Award Agreement describing and setting the terms of the Award.

In the event of death or Total Disability of the Participant while employed by the Company or any Affiliate, or if no longer so employed such Participant dies prior to termination of the entire Option or SAR under Section 7(g)(i)(B) or (D) hereof, the Participant’s Option or SAR shall become exercisable in full on the date of such death or Total Disability and shall remain exercisable for a minimum period of one (1) year after the date of death or Total Disability, unless it terminates earlier pursuant to Section 7(g)(i)(A) or (D). To the extent an Option or SAR is exercisable after the death of the Participant, it may be exercised by the person or persons to whom the Participant’s rights under the agreement have passed by will or by the applicable laws of descent and distribution and to the extent an Option or SAR is exercisable after the Total Disability of the Participant who is incompetent, it may be exercised by the Participant’s legal representative.

(ii)	Restricted Shares and Restricted Share Units. Unless otherwise provided in the related Award Agreement, in the case of a Participant’s death or Total Disability, the Participant shall be entitled to receive a number of shares of Common Stock under outstanding Restricted Shares, or in the case of Restricted Share Units, an amount of cash or number of shares of Common Stock, that has been prorated for the portion of the term of the Award during which the Participant was employed by the Company or any Affiliate, and, with respect to any shares, all restrictions shall lapse. Any Restricted Shares or Restricted Share Units as to which the restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Restricted Shares or Restricted Share Units shall be forfeited to the Company; provided, however, that Awards of Restricted Shares or Restricted Share Units subject to Performance Measures shall be treated the same as Performance Awards according to Section 7(g)(iii).

(iii)	Performance Awards. If a Participant’s employment or other relationship with the Company or any Affiliate terminates during a Performance Period applicable to a Performance Award because of death or Total Disability, or under other circumstances provided by the Committee in its discretion in the related Award Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Award Agreement, shall be entitled to a payment with respect to such Performance Awards at the end of the Performance Period based upon the extent to which achievement of the Performance Measures was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this paragraph, if a Participant’s employment with the Company or any Affiliate terminates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Award.
8. AWARDS TO NON-EMPLOYEE DIRECTORS.
     (a) Awards. Non-Employee Directors are eligible to receive any and all types of Awards under this Plan other than ISOs. The Board must approve all Awards to Non-Employee Directors. Any Award to a Non-Employee Director shall be subject to the terms of Section 7 of this Plan, provided that to the extent the provisions of this Section 8 conflict with the terms of Section 7, this Section 8 shall prevail with respect to Awards to Non-Employee Directors.
     (b) Death, Total Disability and Retirement. In the event of the death, Total Disability or Retirement of a Non-Employee Director prior to the granting of an Award in respect of the fiscal year in which such event occurred, an Award may, in the discretion of the Board, be granted in respect of such fiscal year to the retired or disabled Non-Employee Director or his or her estate. If any Non-Employee Director ceases to be a member of the Board for any reason other than death, Total Disability or Retirement prior to the granting of an Award in respect of the fiscal year in which such event occurred, his or her rights to any Award in respect of the fiscal year during which such cessation occurred will terminate unless the Board determines otherwise.
     (c) Terms of Awards Granted to Non-Employee Directors.
(i)	Each Option granted to a Non-Employee Director shall have an Option Exercise Price equal to the Fair Market Value on the grant date.

(ii)	Each Option granted to a Non-Employee Director shall vest in accordance with the terms of an Award Agreement and shall have a term of ten years.

(iii)	In the event a Non-Employee Director terminates membership on the Board prior to the vesting date, or lapsing of any restrictions, of an Award, then (A) if such termination is the result of such Non-Employee Director’s death, Total Disability or Retirement, such Award shall immediately vest or, as applicable, the restrictions shall lapse, and, in the case of Options, be exercisable, and (B) if such termination is the result of an event other than death, Total Disability or Retirement, such Award shall immediately terminate and expire.

(iv)	No Options granted to a Non-Employee Director may be exercised after he or she ceases to be a member of the Board, except that: (A) if such cessation occurs by reason of death, the Options then held by the Non-Employee Director may be exercised by his or her designated beneficiary (or, if none, his or her legal representative) until the expiration of such Options in accordance with the terms hereof; (B) if such cessation occurs by reason of the Non-Employee Director incurring a Total Disability, the Options then held by the Non-Employee Director may be exercised by him or her until the expiration of such Options in accordance with its terms; and (C) if such cessation occurs by reason of the Non-Employee Director’s Retirement, the Options then held by the Non-Employee Director may be exercised by him or her until the expiration of such Options in accordance with the terms hereof.
     (d) Exercise of Options Granted to Non-Employee Directors.
(i)	To exercise an Option, a Non-Employee Director must provide to the Company (A) a written notice specifying the number of Options to be exercised and (B) to the extent applicable, any required payments due upon exercise.

(ii)	Non-Employee Directors may exercise Options under either of the following methods:
(A)	Cashless Exercise. To the extent permitted by law, Non-Employee Directors may exercise Options through a registered broker-dealer pursuant to cashless exercise procedures that are, from time to time, approved by the Committee. Proceeds from any such exercise shall be used to pay the exercise costs, which include the Option Exercise Price, applicable taxes and brokerage commissions. Any remaining proceeds from the sale shall be delivered to the Non-Employee Director in cash or stock, as specified by the Non-Employee Director.

(B)	Standard Exercise. Non-Employee Directors may exercise Options by paying to the Company an amount in cash from his or her own funds equal to the Option Exercise Price and any taxes required at exercise. A certificate representing the shares of Common Stock that the Non-Employee Director purchased shall be delivered to him or her only after the Option Exercise Price and the applicable taxes have been paid.
9. DEFERRED PAYMENTS.
     Subject to the terms of this Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.
10. DILUTION AND OTHER ADJUSTMENTS.
     In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall make equitable adjustments in the class and aggregate number of shares which may be delivered under this Plan as described in Section 5, the individual award maximums under Section 6, the class, number, and Option Exercise Price of outstanding Options and the class and number of shares subject to any other Awards granted under this Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Common Stock; provided, in each case, that with respect to ISOs, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; provided further, with respect to all Awards, no such adjustment shall be authorized to the extent that such adjustment would cause the Awards to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of benefits or potential benefits. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Common Stock subject to an Award shall always be a whole number. In no event shall an outstanding Option be amended for the sole purpose of reducing the Option Exercise Price thereof, except in accordance with Section 7(a)(iv) of the Plan.
11. CHANGE IN CONTROL.
     (a) Impact of Change in Control. Notwithstanding any other provision of this Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:
(i)	Any Options and SARs outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii)	The restrictions and deferral limitations applicable to any Restricted Shares and Restricted Share Units shall lapse, and such Restricted Shares and Restricted Share Units shall become free of all restrictions and become fully vested.

(iii)	All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or shares of Common Stock, as determined by the Committee, as promptly as is practicable.

(iv)	All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.
     (b) Definition.
(i)	With respect to Awards granted before the Restatement Effective Date, “Change in Control” means (A) a change in the composition of the Board such that the individuals who, as of the Original Effective Date (as defined below), constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who became or becomes a member of the Board subsequent to the Original Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board at the time of the approval and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board; (B) consummation of a merger, tender offer or consolidation of the

Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 45% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (C) consummation of a sale of all or substantially all of the assets of the Company, other than in connection with the sale-leaseback of the Company’s real estate.

(ii)	With respect to Awards granted on or after the Restatement Effective Date, “Change in Control” means (A) a change in the composition of the Board such that the individuals who, as of the Restatement Effective Date (as defined below), constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least 50% of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Restatement Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board; (B) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) which, together with other acquisitions by such Person, results in the aggregate beneficial ownership by such Person of 30% or more of either (x) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions will not result in a Change of Control (1) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (2) an acquisition by any entity pursuant to a transaction that complies with the exemption in clause (C) below; (C) consummation of a merger or consolidation of the Company with any other corporation or other entity, a statutory share exchange involving the capital stock of the Company, or a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company (except in connection with the sale-leaseback of the Company’s real estate), other than a merger, consolidation, statutory share exchange, or disposition of all or substantially all assets that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving or acquiring entity or its direct or indirect parent entity) beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity (including, without limitation, such beneficial ownership of an entity that as a result of such transaction beneficially owns 100% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities (or comparable equity securities) or all or substantially all of the Company’s assets either directly or indirectly) outstanding immediately after such merger, consolidation, statutory share exchange or disposition of all or substantially all assets in substantially the same proportions (as compared to other holders of the Outstanding Company Common Stock and Outstanding Company Voting Securities prior to the transaction as their respective ownership, immediately prior to such transaction; or (D) consummation or, if earlier, shareholder approval, of a definitive agreement or plan to liquidate or dissolve the Company.
12. MISCELLANEOUS PROVISIONS.
     (a) Misconduct. Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under this Plan, whether or not such Awards have been earned or are vested or remain unearned or unvested, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, including, without limitation, a violation of any Company code of conduct, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company, or (iv) committed a felony or other serious crime.
     (b) Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.
     (c) No Loans. No loans from the Company to Participants shall be permitted under this Plan.
     (d) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no Award under this Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. Once awarded, the shares of Common Stock received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933, Section 16 of the

Exchange Act and the Company’s policy concerning insider trading, each as amended from time to time.
     (e) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock or upon exercise of Options, to require the payment (through withholding from the Participant’s salary or otherwise) of any such taxes. The obligations of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.
     (f) No Rights to Awards. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries, divisions or Affiliates. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under this Plan. By accepting an Award, the Participant acknowledges and agrees that (i) that the Award will be exclusively governed by the terms of this Plan, including the right reserved by the Company to amend or cancel this Plan at any time without the Company incurring liability to the Participant (except for Awards already granted under this Plan), (ii) Awards are not a constituent part of salary and that the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under this Plan to require Awards to be granted to him or her in the future under this Plan, or any other plan, (iii) the value of Awards received under this Plan will be excluded from the calculation of termination indemnities or other severance payments, and (iv) the Participant will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of Options and stock and the exercise of Options, including, without limitation, currency and exchange laws, rules and regulations.
     (g) Beneficiary Designation. To the extent allowed by the Committee, each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, and unless the Committee determines otherwise shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
     (h) Costs and Expenses. The cost and expenses of administering this Plan shall be borne by the Company and not charged to any Award or to any Participant.
     (i) Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round the fraction, in its discretion.
     (j) Funding of Plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under this Plan.

     (k) Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of this Plan shall be as set forth in the Company’s articles of incorporation and bylaws as in effect from time to time.
     (l) Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, by merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     (m) Section 16 Compliance; Section 162(m) Administration. This Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events this Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Eligible Participants. The Company intends that all Awards granted under this Plan to individuals who are or who the Committee believes will be “covered employees” (within the meaning of Section 162(m)(3) of the Code) will qualify for the Performance Based Exception.
13. EFFECTIVE DATE, GOVERNING LAW, AMENDMENTS AND TERMINATION.
     (a) Effective Date. The original version of this Plan became effective as of April 24, 2004 (the “Original Effective Date”). This amended and restated version of this Plan shall be effective as of April 24, 2008, provided that it is approved by the shareholders of the Company in accordance with all applicable laws, regulations and stock exchange rules and listing standards (the “Restatement Effective Date”).
     (b) Amendments. The Board may at any time terminate or from time to time amend this Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of this Plan shall be effective which would (i) increase the maximum number of shares of Common Stock which may be delivered under this Plan or to any one individual (except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under this Plan, (iii) add to the types of awards that can be made under this Plan, (iv) change the Performance Measures pursuant to which Performance Awards are earned, (v) modify the requirements as to eligibility for participation in this Plan, or (vi) require shareholder approval pursuant to this Plan, applicable law or applicable stock exchange standards, to be effective. With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing Awards under this Plan in a manner not inconsistent with the terms of this Plan.

     (c) Governing Law. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the State of Minnesota without giving effect to conflict of laws principles.
     (d) Termination. No Awards shall be made under this Plan after the tenth anniversary of the Effective Date, or, if the amended and restated version of this Plan is approved in accordance with Section 13(a) above, the tenth anniversary of the Restatement Effective Date.

LIFE TIME FITNESS, INC.
ANNUAL MEETING OF SHAREHOLDERS
Thursday, April 24, 2008
1:00 p.m. Central Time
Life Time Fitness, Inc. Corporate Office
2902 Corporate Place
Chanhassen, MN 55317

Life Time Fitness, Inc. 2902 Corporate Place Chanhassen, MN 55317	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 24, 2008.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR’’ Items 1, 2, 3 and 4.
By signing the proxy, you revoke all prior proxies and appoint Bahram Akradi and Eric J. Buss and each of them acting in the absence of the other, with full power of substitution, to vote your shares of common stock of Life Time Fitness, Inc. held of record at the close of business on February 26, 2008 on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 23, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — www.eproxy.com/ltm — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 23, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Life Time Fitness, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò
The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Bahram Akradi	05 John B. Richards	☐	Vote FOR	☐	Vote WITHHELD
		02 Giles H. Bateman	06 Stephen R. Sefton		all nominees		from all nominees
		03 James F. Halpin	07 Joseph H. Vassalluzzo		(except as marked)
04 Guy C. Jackson

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.	☐	For	☐	Against	☐	Abstain

3.	Approve the Life Time Fitness, Inc. Executive Cash Bonus Plan.	☐	For	☐	Against	☐	Abstain

4.	Approve the amendment and restatement of the Life Time Fitness, Inc. 2004 Long-Term Incentive Plan.	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. IN CASE ANY NOMINEE IS NOT A CANDIDATE FOR ANY REASON, THE PROXIES MAY VOTE FOR A SUBSTITUTE NOMINEE SELECTED BY THE GOVERNANCE AND NOMINATING COMMITTEE. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS, WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.